Exhibit p (i)

USAA INVESTMENT
 CODE OF ETHICS

Policy on Personal Investing Activities

 Last Amended:
October 1, 2013

Background	3

Reporting and Personal Investing Restrictions	4
Access Person	4
Pre-Clearance Personnel	9
Portfolio Manager	12
Independent Trustee	13

Investment Code of Ethics Committee	14

Administration of the Code	15

Appendix A – Definitions	17

Appendix B – Beneficial Ownership	20

Appendix C – Reporting and Restrictions Summary	23

Appendix D – Account Reporting Requirements	24

Appendix E – Pre-Clearance and Reporting by Security Type	25

Policy Statement Concerning Insider Trading	26

Disclosure of Portfolio Holdings Policy	31

Political Contributions Policy	35

Questions about your responsibilities under the Code can be directed to:

Email the group mailbox at imcofpscodeofethics@usaa.com

Brenda Reyna, Compliance Administration, at 210-498-7978 or use group mailbox;
Christina Barton, Compliance Administration, at 210-498-1962 or use group mailbox;
Lynn Vale, ED Compliance Administration, at 210-498-0226 or lynn.vale@usaa.com;
Stephanie Higby, ED Institutional Asset Management Compliance, at 210-498-8763 or stephanie.higby@usaa.com; or Josh Andersen, ED Retail Investment Management Compliance, at 210-498-6524 or joshua.andersen@usaa.com.

The Protegent PTA Code of Ethics Reporting System (PTA) is accessible at https://sso2.usaa.com/adfs/ls/IdpInitiatedSignOn.aspx?loginToRp=protogent. A user id and password are not required to access the system. However, you must be on the USAA network in order to access the system.

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Background

This Investment Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO), USAA Shareholder Account Services (SAS), each of the USAA Funds in USAA Mutual Funds Trust, USAA Financial Planning Services Insurance Agency, Inc. (FPS), and USAA Financial Advisors, Inc. (FAI) to comply with rules as applicable to the particular entity, for example, Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940, which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

The purposes of this Code are (i) to implement the applicable SEC Rule provisions to prohibit fraudulent, deceptive or manipulative acts by personnel in connection with their personal transactions; (ii) to ensure compliance with various rules related to certain activities of securities licensed representatives of IMCO, AMCO, FPS and/or FAI (including, but not limited to, NYSE Rule 407 and FINRA Rule 6130); and (iii) to avoid conflicts of interest.

All persons covered by this Code must agree to:
•	Place the interests of the USAA Fund shareholders and other AMCO- and IMCO-managed account clients above their own personal interests;
•	Refrain, in the conduct of all their personal affairs, from taking any inappropriate advantage of their roles and responsibilities with USAA and the USAA Funds;
•	Refrain from the intentional creation or spreading of false information intended to affect securities prices, or other potentially manipulative conduct;
•	Comply with the Federal securities laws; and
•
Conduct all personal securities transactions so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person’s roles and responsibilities with USAA and the USAA Funds.

All persons covered by this Code must always conduct their personal investing activities, including in USAA Funds in which they have any direct or indirect beneficial ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives.

The Code is intended to be administered together with the Policy Statement Concerning Insider Trading (Policy on Insider Trading), the USAA Funds’ Disclosure of Portfolio Holdings Policy (Portfolio Holdings Policy) and the Political Contributions Policy.  In addition, you may be subject to other USAA policies such as, among others, the “USAA Code of Business Ethics and Conduct.”

In adopting this Code, the Investment Code of Ethics Committee and the USAA Funds’ Board of Trustees have considered:

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•	How the Code’s restrictions and procedures as to compliance should be framed in light of legal and ethical obligations to the USAA Funds and all other AMCO- and IMCO-managed accounts;
•	The overall nature of the operations of USAA; and
•
Issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to nonpublic information (including Portfolio Managers, analysts, traders, fund accountants, other investment personnel and all Access Persons in general).

The Investment Code of Ethics Committee and the USAA Funds’ Board of Trustees have determined that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in unlawful actions or impermissible conduct and provides for the fair, just and equitable treatment of all of the officers, directors, trustees and employees who will be affected by this Code.

PTA is used to report and monitor provisions of this Code for compliance.  A quick reference guide and other reference materials are located in the Documents section of PTA.

Reporting and Personal Investing Restrictions

A. ACCESS PERSON

1. Definition:
•	any director, trustee or officer of IMCO, AMCO, SAS, FAI and/or the USAA Mutual Funds Trust (except for the Independent Trustees);

•
any IMCO, AMCO or FPS employee, or other employee of USAA or its subsidiaries providing investment advice on behalf of IMCO, AMCO or FPS and subject to IMCO, AMCO or FPS’s supervision and control whose functions relate to the making of recommendations with respect to purchases or sales of securities for AMCO- or IMCO-managed accounts, or who has access to such recommendations that are nonpublic, or who has access to nonpublic information or obtains information regarding the purchase or sale of securities by any one or more of the USAA Funds or other AMCO- or IMCO-managed accounts (including, but not limited to, USAA Trust Investment Management, USAA Managed Portfolios or USAA affiliate investment portfolios accounts), or who has access to nonpublic information regarding the portfolio holdings of any Reportable USAA Fund;

•
any person who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a USAA Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

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•
any officer or employee of IMCO, AMCO, SAS, FPS, FAI or other USAA subsidiary who is licensed and registered to engage in one or more categories of securities activities subject to the supervision and control of IMCO, AMCO, FAI or FPS; or

•	any other person designated by the Chief Compliance Officer.

See reporting and restrictions summary at Appendix C.

2. Reporting Requirements:
Annual On-line Training: Complete on-line training course via Employee Learning at least annually.  Notice to complete will be e-mailed with instructions.

Annual Compliance Certification: Complete a certification in PTA (using Certification of Compliance (CODE)) at least annually.  Access Persons will certify:
•
That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

•
Agreement to report any violations of the Code to the Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

•	Compliance with the Code at all times since the effective date of such person’s last such certification.

Reporting of Accounts: Report in PTA any new brokerage accounts, Reportable USAA Fund accounts (meaning all USAA Funds except the money market funds) and any other account types listed in Appendix D.  Accounts must be reported within calendar 15 days of the account being opened.  The closing of any account is also reported via PTA.  Accounts opened with USAA Brokerage Services and the USAA Funds’ transfer agent, SAS, must also be reported by you (PTA may not automatically identify all new accounts).

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to the office of the Chief Compliance Officer.  The office of the Chief Compliance Officer will initiate the request for duplicate statements and trade confirmations after you enter the account in PTA.  If the firm from which you currently receive statements is not able to send statements and confirmations directly to USAA, you will be notified and be required to submit copies promptly after you receive them.

Certification of Holdings: Certify in PTA (using Certification of Initial Holdings) within 10 days after being designated as an Access Person and at least annually, generally as of December 31 of the prior year (using Certification of Annual Holdings).   The

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Certification of Initial Holdings and Certification of Annual Holdings are required regardless of whether or not the Access Person has any holdings to report.
Exception for Managed Accounts: The holdings in a managed account do not need to be reported if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.  All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

Certification of Quarterly Transactions: Certify in PTA (using Certification of Quarterly Transactions) within 30 calendar days after the end of each calendar quarter all personal securities transactions executed during the quarter.  The Certification of Quarterly Transactions is required regardless of whether or not the Access Person had any securities transactions activity during the quarter.

The Certification of Quarterly Transactions must also include any voluntary contributions to or redemptions from Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), Employee Stock Purchase Plans (ESPPs) or similar stock compensation plans.  To facilitate certification, a listing of certain transactions received through duplicate confirmations will be provided in PTA.  An Access Person must review and report any information that is missing or incorrect (e.g., DRIP transactions) by sending an e-mail to imcofpscodeofethics@usaa.com.

Access Persons transactions in Covered Securities and Reportable USAA Funds effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in the Certification of Quarterly Transactions.  If an Access Person effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be included in the Access Person’s Certification of Quarterly Transactions.

Exception for Managed Accounts: The transactions effected in a managed account do not need to be reported if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.  All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

3. Personal Investing and other Restrictions:
Excessive Trading in USAA Mutual Funds: Excessive Trading in Reportable USAA Funds (meaning all USAA Funds except the money market funds) is not permitted.  Excessive Trading is defined as a transaction in a Reportable USAA Fund which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same Reportable USAA Fund occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple

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accounts in the same Reportable USAA Fund.  The excessive trading restriction does not apply to transactions in the USAA Ultra Short-Term Bond Fund, USAA Short-Term Bond Fund and USAA Tax Exempt Short-Term Fund.  Further short-term trading restrictions are also disclosed in each Fund’s prospectus.

A person may be granted an exception by the office of the Chief Compliance Officer to trade within the 30-day period if they can demonstrate in writing prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the gravity of an exception.

Initial Public Offerings: Access Persons are prohibited from participating in Initial Public Offerings (IPOs).  IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to broker-dealer reporting requirements of the Securities Exchange Act of 1934.

Limited Offerings: Access Persons must obtain prior written approval from the office of the Chief Compliance Officer before participating in a limited offering transaction.  Limited offering means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as private placements, transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts, including hedge funds (e.g., private placements, hedge funds, private investment partnerships and other private interests).  If a limited offering security is owned at the time the individual becomes an Access Person, the individual must identify such to the office of the Chief Compliance Officer and continue to report in PTA.  Requests can be submitted for written approval by completing the Limited Offering disclosure form on PTA.

In determining whether or not to grant approval of participating in a limited offering, the Chief Compliance Officer is directed to consider, among any other pertinent factors, whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds or other AMCO- or IMCO-managed accounts and whether the opportunity is or seems to have been made available to the Access Person due to or by virtue of the position which he or she holds with USAA and/or the USAA Funds.  Access Persons who are granted approval to purchase a limited offering must comply with the continuing disclosure requirements in connection with any conflict(s) of interest that might arise should IMCO, AMCO, any USAA Fund or any other AMCO- or IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

Options: Individuals are prohibited from using options or other derivative instruments to evade the restrictions of this Code.  Options transactions with respect to a covered security may not be used if the Code would prohibit taking the same position or making the same transaction directly in the covered security.

Trading Covered Securities: Access Persons with actual knowledge regarding a covered security or equivalent covered security (security) purchased or sold one trading

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day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Access Person shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Access Persons, other than those who are also Pre-Clearance Personnel, shall not be required to obtain approval of the execution of any personal securities transaction in a security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO.  Should such Access Person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

Restricted Securities List: Access Persons are prohibited from trading in securities on the restricted securities list.  Notice of changes to the restricted securities list is provided by e-mail and can also be viewed on PTA under the Documents section.

Investment Clubs: Access Persons must obtain prior written approval from the office of the Chief Compliance Officer before participating in any investment club, other similar club or outside investment contest.  Requests can be submitted for written approval by completing the Investment or Other Similar Clubs or Groups disclosure form on PTA.

Gifts: In addition to those provisions of the USAA Ethics office conflict of interest guidelines under the FAQ section and NASD Conduct Rules relating to the giving or receipt of gifts and other benefits, all Access Persons are prohibited from receiving or giving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or to or on behalf of any person or entity that does, or seeks to do, business with or on behalf of USAA or any USAA Fund.  Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a nonlavish nature are excepted from this prohibition.  Questions should be directed to your respective ethics officer representative or the Chief Compliance Officer.  A Gifts, Gratuities, Favors, Awards or Other Benefits disclosure form is available on PTA.

Conflicts of Interest: With respect to any material conflict(s) of interest which an Access Person may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or

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has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Access Person shall make prompt written disclosure to the Chief Compliance Officer as well as to the department head in the Access Person’s area of the firm.

Board of Directorships: Access Persons are prohibited from serving on the board of directors of any publicly traded company without prior written approval by the Investment Code of Ethics Committee (Committee).  Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the Chief Compliance Officer for prompt forwarding to the Committee.  Requests can be submitted for written approval by completing the Directorship disclosure form on PTA.  In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request.  Approvals, once granted, may be revoked, at the discretion of the Committee, at any time and upon no prescribed advance notice.

If an Access Person is granted approval to serve as a director of a publicly traded company, he or she shall personally refrain from participating in any deliberations, recommendations or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA Fund or other AMCO- or IMCO-managed account.  All appropriate Portfolio Managers are to be advised in writing by the Chief Compliance Officer that the specific Access Person is to be excluded from such decisions.

B. PRE-CLEARANCE PERSONNEL

1. Definition:
•
any Portfolio Manager or any employee of the USAA Funds, IMCO, AMCO or FPS (or of any company in a control relationship to the USAA Funds or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO or AMCO regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account (including, but not limited to, USAA Managed Portfolios, USAA Trust Investment Management and USAA affiliate investment portfolios);

•
any natural person who controls the USAA Funds or investment adviser who regularly obtains information concerning recommendations made to the USAA Funds or other AMCO- or IMCO-managed account regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account;

•	any officer of AMCO or IMCO (at the level of assistant vice president or higher) or officer of USAA Mutual Funds Trust;

•	the administrative assistants of those persons identified in the subsections above;

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•	any other person who regularly obtains information concerning recommendations or securities transactions of the USAA Funds or other AMCO- or IMCO-managed accounts; and

•	any other person designated by the Chief Compliance Officer.

2. Reporting Requirements: Pre-Clearance Personnel must also adhere to all of the reporting responsibilities and restrictions of Access Persons in addition to those below items.

3. Personal Investing and other Restrictions:
Trade Pre-Clearance: Pre-Clearance Personnel must obtain express approval through PTA, prior to the execution of any personal securities transaction in a covered security.  See Appendix E for a listing of pre-clearance requirements for various security types.  Pre-clearance also applies to any voluntary contributions or redemptions to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs) and Employee Stock Purchase Plans (ESPPs), or other similar stock plans in which they will have any direct or indirect beneficial ownership.    See other special pre-clearance requirements for limited offerings under the Limited Offerings section.

The pre-clearance process is completed through PTA and you must receive approval through PTA prior to placement of a trade.  Transaction approvals granted for requests must be executed by the close of the New York Stock Exchange on the business day of the clearance approval at which time the clearance shall be deemed to have lapsed and terminated necessitating a further pre-clearance request if the trade is still desired to be pursued (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Monday).  You will be required to furnish whatever information is called for by PTA or the office of the Chief Compliance Officer.

Exceptions to pre-clearance requests when denied may be granted by the office of the Chief Compliance Officer upon prior written request.  The office of the Chief Compliance Officer shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a covered security would violate any express provision of this Code, or would otherwise give rise to a material conflict of interest, and shall take such action as may be consistent with such determination.  Requests can be submitted for written approval by completing the Trade Exception Approval Request disclosure form on PTA.

Pre-Clearance Personnel may not effect a personal securities transaction if (i) a USAA Fund portfolio or other account managed directly by IMCO or AMCO purchased or sold the same security one trading day earlier; or (ii) the Pre-Clearance Personnel has actual knowledge regarding whether the same security is being considered for purchase or sale on the current or next trading day by a USAA Fund portfolio or other account managed directly by IMCO or AMCO.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Pre-Clearance Personnel

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 involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Approval of a request for pre-execution clearance shall not operate as a waiver or presumption of satisfaction of any other provision of this Code (including the 60-day short-term matched profit restriction), but only as evidence of good faith on your part, which may be considered by the Committee should a violation of any other provision of this Code be determined to have occurred.  You are responsible for ensuring compliance with all other trading restrictions in this Code even when pre-execution clearance has been granted.  PTA will generally not identify any other violations when pre-clearance is requested.

Exception for Managed Accounts: Pre-clearance approval need not be filed for any transaction to be effected in a managed account if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.    All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

60-day Short-Term Matched Profit: Pre-Clearance Personnel shall not engage in any short-term matched profit transaction within the meaning of this Code.  Short-term matched profit transaction means the combination of any personal securities transaction in a covered security which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any “equivalent”) covered security occurring within sixty (60) calendar days before or after the transaction, results in actual trading profit for the person.

Gains (profits) are calculated based on a first in, first out (FIFO) method meaning the current purchase or sale transaction is matched against the first purchase or sale made during the last 60-day period.  You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days.  PTA does not have the capability to determine whether a security will be sold at a gain or loss or cross check multiple accounts and therefore cannot provide advance warning.

Pre-Clearance Personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) purchase and sale or sale and purchase or security “short-selling,” as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.  For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, a violation will be identified and any gain from the transactions shall be disgorged to a USAA approved charity.

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This restriction applies across all account types.  For example, a purchase in an IRA account and sale of the same or equivalent security in a personal brokerage account within 60 days at a gain would be a violation of this restriction.

The Chief Compliance Officer may determine, in his or her discretion, to exempt this prohibition in cases where: (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other AMCO- or IMCO-managed account (as, for example, where the covered security(ies) involved has (have) not recently been held, traded or actively considered for investment or trading by such accounts); or (ii) Pre-Clearance Personnel can demonstrate prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the granting of such an exception.  Exceptions should be granted only upon meritorious circumstances.

De Minimis Exemption: Certain large cap securities at the discretion of the Chief Compliance Officer (e.g., S&P 500 Index securities) will receive pre-clearance approval upon request in PTA that would otherwise be denied under pre-clearance Code restrictions.  Such transactions will also not be subject to the 60-day short-term matched profit restriction but will be subject to the other provisions of the Code.  Options on these securities do not qualify for this exemption.  Only the specific securities listed in the De Minimis Exemption Securities List on PTA qualify.

C. PORTFOLIO MANAGER

1. Definition: Portfolio Manager means any Access Person who, with respect to any USAA Fund or other AMCO- or IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA Fund or AMCO- or IMCO-managed account.

2. Reporting Responsibilities: Portfolio Managers must adhere to all of the reporting responsibilities and restrictions of Access Persons and Pre-Clearance Personnel in addition to those below.

3. Personal Investing and other Restrictions:
14-Day Blackout Period: Portfolio Managers may not effect a personal covered securities transaction within seven (7) calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same covered security by or on behalf of any USAA Fund or other AMCO- or IMCO-managed account for which he or she serves as Portfolio Manager.  The de minimis exemption does not apply.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Portfolio Manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2)

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comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

D. INDEPENDENT TRUSTEE

1. Definition: Any trustee of a USAA Fund who is not an interested person of the Fund as defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the Commission thereunder.

2. Reporting Requirements:
Independent Trustees must complete a certification upon initial election to the USAA Funds’ board of trustees and no less frequently than annually thereafter.  Independent Trustees (as defined below) will certify:
•
That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

•
Agreement to report any violations of the Code to the Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

•	Compliance with those provisions of this Code specifically applicable to Independent Trustees.

3. Personal Investing and other Restrictions:
With respect to any material conflict(s) of interest which an Independent Trustee may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Independent Trustee shall make prompt written disclosure to the Chief Compliance Officer.

Independent Trustees with actual knowledge at the time of his or her proposed transaction regarding a security purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Independent Trustee involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with

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 whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Independent Trustees shall not be required to obtain the express approval of the execution of any personal securities transaction in a Covered Security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO.  Should such Independent Trustee believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

While Independent Trustees are generally not required to submit quarterly reports, an Independent Trustee must submit a quarterly report if at the time of execution of the given personal securities transaction, he or she knew, in the ordinary course of fulfilling his or her official duties as an Independent Trustee, or should have known that during the 15-day period immediately before or after his or her transaction in a covered security, a USAA Fund purchased or sold the covered security, or a USAA Fund (or its investment adviser/subadviser) considered purchasing or selling the covered security.  Independent Trustees must submit these reports to the Chief Compliance Officer within 30 days of the end of the calendar quarter in which the trade occurred.

Investment Code of Ethics Committee

The Investment Code of Ethics Committee (Committee) has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code.  The Corporate Governance Committee of the USAA Funds receives recommendations from the Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA Funds.

The Committee shall perform an annual review of the Code, Policy on Insider Trading, Portfolio Holdings Policy and the Political Contributions Policy to discuss (i) what, if any, changes may be appropriate; and (ii) review any compliance matters.

Upon completion of the annual review, the Chief Compliance Officer, on behalf of the Committee, shall prepare an annual written report to the USAA Funds’ Board of Trustees that at a minimum,
•	summarizes existing procedures contained in the Code and any changes in the procedures made during the past year;
•
describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

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•	identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations; and
•	certifies that the USAA Funds, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

In conjunction with its annual review of the Code, the Committee will also provide a report to the Corporate Governance Committee of the USAA Funds summarizing the provisions of the Code as they apply to the Independent Trustees and proposing any changes to the Code as they apply to the Independent Trustees.

The office of the Chief Compliance Officer is delegated by the Committee, authority to issue a letter of caution or a verbal warning for any violation of the substantive or procedural requirements of this Code.  A summary of all letters of caution and verbal warnings issued will be provided to the Committee on a quarterly basis.  The Committee maintains written guidelines for disciplinary actions related to non-material code violations.

The Committee may investigate as well as conduct informal hearings (including the power to call individuals as witnesses) to determine whether material violations of this Code have been committed.  In the event that a material violation of this Code is determined to have occurred, the Committee may impose certain employment-related sanctions.

The Committee may issue directions or delegate to the office of the Chief Compliance Officer, by way of fine, disgorgement of any security or money gained (for example, disgorge profits realized on excessive trading or 60-day short-term matched profit), and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.  A review group consisting of Legal and/or Compliance personnel may call meetings with employees to review violations, including circumstances in which multiple violations have occurred, and may impose any fines warranted.

Administration of the Code

The Chief Compliance Officer (or such officer’s designee) shall: (i) maintain a list of all Access Persons, to be updated as soon as practicable, but no less frequently than on a monthly basis; and (ii) issue timely notice to all employees of their addition to, or removal from, such list.

The USAA Funds’ Board of Trustees (Trustees) must review and approve any material changes to the Code.  A material change to the Code must be approved by the Trustees no later than six months after adoption of the material change.  The Trustees must base approval on a determination that the Code contains provisions reasonably necessary to

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prevent Access Persons from violating the Code by engaging in unlawful actions or impermissible conduct.

The following records will be maintained by the office of the Chief Compliance Officer, retained in accordance with the applicable SEC Rule provisions and be made available for examination:

•	Investment Code of Ethics;
•	Records of any violation of the Investment Code of Ethics, and of any action taken as a result of the violation;
•	Record of each report required to be made by an Access Person including any information provided in lieu of the reports (such as brokerage statements);
•	Records of all persons, currently or within the past five years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing these reports;
•	Record of each report to the USAA Funds’ Board of Trustees;
•	Records of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under Limited Offerings; and
•	Record of written affirmations made by each Access Person or Independent Trustee in accordance with the annual certification requirement section of this Code.

Reports provided to the office of the Chief Compliance Officer under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules and regulations.

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Appendix A – Definitions

Beneficial Ownership and Beneficial Owner see Appendix B to this Code.

Chief Compliance Officer is aChief Compliance Officer, or any other individual designated by the Committee to meet the responsibilities of such officer on an interim basis.  Office of the Chief Compliance Officer means the employees designated to receive and review reports and address issues of personal trading, by the Chief Compliance Officer (CCO) and to act for the CCO in the absence of the CCO.

Covered Security encompasses each of the following (but not an Excepted Security or a Reportable USAA Fund):
•
any note, stock, Treasury stock, security future, shares of a closed-end fund, shares of an exchange-traded fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights;

•
any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or

•
in general, any interest or instrument commonly known as a “security,” or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Equivalent Covered Security means, with respect to another security (the subject security), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

Excepted Security means any:
•
security issued by the government of the United States, bankers’ acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund or share of any other registered open-end investment company (other than a Reportable USAA Fund or an exchange-traded fund); and

•
any other form of “security” which the Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.  Specifically excepted under this section are the following:

o	Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)
o	Currency

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o	Futures contracts on broad based indexes other than “security futures” (e.g., futures on broad-based indices, futures on crops)

In accordance with interpretations of the Securities and Exchange Commission, for purposes of the first bullet above: (i) “security issued by the government of the United States” shall not be deemed to include any indirect obligations of the government of the United States (so-called “agency” obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the government of the United States, irrespective of the obligation’s initial or remaining maturity (e.g., U.S. Treasury and GNMA); and (ii) certain so-called “money-market instruments,” including conventional repurchase agreements, U.S. government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be Excepted Securities.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission (SEC) of the U.S. Department of the Treasury.

Impermissible Conduct means engaging in excessive trading in a Reportable USAA Fund.

Personal Securities Transaction means the execution, either directly or indirectly, of any “purchase or sale of a security.”

Purchase or Sale of a Covered Security shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a covered security, by which a person (other than a USAA Fund or other AMCO- or IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect beneficial ownership interest.

Excepted from the definition of this term and from the coverage by this Code is any “purchase or sale of a security:”
•	involving a security or securities account over which a person has no direct or indirect influence or control;
•	which is nonvolitional on the part of the person by or for whom the transaction is effected;
•	which is effected pursuant to an automatic dividend reinvestment plan; or
•
involving either: (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer pro rata to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or (ii) the sale of any such rights so acquired.

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Reportable USAA Fund means all USAA Funds except the money market funds.

Security Future means a contract of sale for future delivery of a single security or of a “narrow-based security index,” which generally means an index that (1) has 9 or fewer component securities, (2) in which a component security comprises more than 30% of the weighting of the index, (3) in which the 5 highest weighted component securities in the aggregate comprise more than 60% of the weighting of the index, or (4) in which the lowest weighted component securities comprising, in the aggregate, 25% of the weighting of the index have an aggregate dollar value of average daily trading volume of less than $50 million (or in the case of an index with 15 or more component securities, $30 million).

The term security future does not include certain forward contracts, swaps, caps, collars, floors and over-the-counter options (other than options on foreign currencies, options on baskets of currencies, options on a security or options on an index of securities).

This definition is a summary of the definition of Security Future in Section 3(a)(55) of the Securities Exchange Act of 1934.  You should consult with the Chief Compliance Officer (or his designee) if you have any doubt about whether a particular investment transaction you contemplate involves a Security Future.

Security Held or to be Acquired means: any covered security that, within the most recent 15 days, (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for a Covered Security.

Unlawful Actions means it is unlawful for any Access Person in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a USAA Fund or other AMCO- or IMCO-managed account: (i) to employ any device, scheme or artifice to defraud the USAA Fund or other AMCO- or IMCO-managed account; (ii) to make any untrue statement of a material fact necessary in order to make the statements made to the USAA Fund or other AMCO- or IMCO-managed account, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA Fund or other AMCO- or IMCO-managed account; or (iv) to engage in any manipulative practice with respect to the USAA Fund or other AMCO- or IMCO-managed account.

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Appendix B – Beneficial Ownership

For purposes of the Code, the term “beneficial ownership” shall be interpreted in accordance with the definition of “beneficial owner” set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term “beneficial owner” means “any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in” a security.  The term “pecuniary interest” is further defined to mean “the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.”

The pecuniary interest standard looks beyond the record owner of securities.  As a result, the definition of beneficial ownership is extremely broad and encompasses many situations that might not ordinarily be thought to confer a “pecuniary interest” in or “beneficial ownership” of securities.

Securities Deemed to be “Beneficially Owned”
Securities owned “beneficially” would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit in an account over which you have influence or control, for example, securities held for you by custodians, brokers, relatives, administrators or trustees.  The term also includes securities held for your account by pledges, securities owned by a partnership in which you are a general partner and securities owned by any corporation that you control.

Set forth below are some examples of how beneficial ownership may arise in different contexts.

Family Holdings.  Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you.  Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you.  The definition also includes adoptive relationships.  You will be presumed to be the beneficial owner of a family member’s holdings only if that family member shares your household and you share finances.  This includes accounts protected under a pre-nuptial agreement.  However, you also may be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

Partnership and Corporate Holdings.  A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership.  A limited partner generally will not be deemed to own securities held by a limited partnership beneficially provided he or she does not own a controlling voting interest in the partnership.  If a corporation is your

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“alter ego” or “personal holding company,” the corporation’s holdings of securities are attributable to you.

Trusts.  Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you.  An example would be where you as settler have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

Estates.  Ordinarily, the term “beneficial ownership” would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary, unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

Some Practical Examples of Beneficial Ownership
•	Ownership of a Covered Security or Reportable USAA Fund by your spouse or minor children

•
Ownership of a Covered Security or Reportable USAA Fund by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, son- or daughter-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you)

•	Ownership, partnership interest or similar interest in a Covered Security or Reportable USAA Fund account held by a corporation, general or limited partnership or similar entity you control

•	Right to receive dividends or interest from a Covered Security or Reportable USAA Fund even if that right is separate or separable from the underlying securities

•
Interest in a Covered Security or Reportable USAA Fund held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

•	Right to acquire a Covered Security though the exercise or conversion of a “derivative” Covered Security

Securities Deemed Not to be “Beneficially Owned”
For purposes of the Code, the term “beneficial ownership” excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities accounts.  For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust.  Another example illustrating the absence of

21

pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you and who is not economically dependent upon you.

“Influence or Control”
Supplementing the foregoing principles of beneficial ownership is a further concept of “direct or indirect influence or control” which, in instances where it appropriately applies, will operate so as to afford persons covered by the Code with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code.  This further concept provides, in effect, that in cases where the beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

To have such “influence or control,” the covered person must have an ability to prompt, induce or otherwise effect transactions in the subject security or securities account.  Like “beneficial ownership,” the concept of influence or control encompasses a wide variety of factual situations.  An example of where influence or control exists would be in which the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust.  Examples in which influence or control does not exist would be a trust blind trust or securities held by a limited partnership in which the covered person’s only participation is as a noncontrolling limited partner.  The determining factor in each case will be whether the covered person has any direct or indirect influence or control over the subject security or securities account.  You are presumed under the Code to have “influence or control” as a result of having the following:
•	Investment control (sole or shared) over a personal brokerage account

•
Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse’s assets (subject to the approval of the Chief Compliance Officer)

•	Investment control (sole or shared) over an account in the name of any family member, friend or acquaintance

•	Involvement in an investment club

•	Trustee power over an account

•	An active power of attorney or limited trading authorization over an account

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Appendix C – Reporting and Restrictions Summary

These lists are not all inclusive and may be changed from time to time.

Reporting Requirements	Page	For All Individuals
Annual On-line Training *	5	X
Annual Compliance Certification*	5	X
Reporting of Accounts*	5	X
Certification of Holdings*	5	X
Certification of Quarterly Transactions	6	X

Restrictions	Page	Access Person	Pre-Clearance Personnel	Portfolio Manager
Excessive Trading in USAA Mutual Funds	6	X	X	X
Initial Public Offerings	7	X	X	X
Limited Offerings*	7	X	X	X
Options	7	X	X	X
Trading Covered Securities	7	X	X	X
Restricted Securities List	8	X	X	X
Investment Clubs*	8	X	X	X
Gifts	8	X	X	X
Conflicts of Interest	8	X	X	X
Board of Directorships*	9	X	X	X
Trade Pre-Clearance	10		X	X
60-day Short-Term Matched Profit	11		X	X
14-Day Blackout Period	12			X

*Upon initially being subject to the Code, individuals must also complete and/or report the noted items.

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Appendix D – Account Reporting Requirements

This list is not all inclusive and may be updated from time to time.  Accounts are required to be reported in PTA initially and within 15 calendar days of opening.

Account Type	Reporting Required?*
USAA Brokerage	Yes
Non-USAA Brokerage	Yes
USAA Mutual Fund (excludes money market funds)	Yes
Non-USAA Mutual Fund	No
DRIP (Dividend Reinvestment Program)	Yes
ESOP (Employee Stock Option Plan)	Yes
ESPP (Employee Stock Purchase Plan)	Yes
401(k) (only if includes the ability to trade individual stocks)	Yes
Stock Certificates	Yes
Oil, Gas, or Other Mineral Rights	Yes
Managed accounts (e.g., USAA Managed Portfolios); requires prior approval for transaction exemption	Yes

Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)	No
Variable Annuities	No
Certificates of Deposit	No
Automatic Trading Programs	Not Allowed
Peer-to-Peer Lending	No
Currency	No
*If “Yes” then reporting is required for your accounts, your spouse’s accounts, your dependent children’s accounts, and any other person’s accounts where you may have beneficial ownership as defined in Appendix B.

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Appendix E – Pre-Clearance and Reporting by Security Type

This list may not be all inclusive and may be updated from time to time.

Security Type	Pre-clearance Required? (Pre-Clearance Personnel only)	Transactions and Holdings Reporting Required?
Open-end investment companies that are not Reportable USAA Funds	No	No
Reportable USAA Funds	No	Yes
529 plans	No	No
Equity securities (common, preferred and convertibles)	Yes	Yes
Warrants	Yes	Yes
Rights	Yes	Yes
Exchange traded funds (ETFs)	Yes	Yes
Closed-end funds	Yes	Yes
Municipal bond securities	Yes	Yes
Corporate bond securities	Yes	Yes
High yield securities	Yes	Yes
U.S. Treasury securities and other obligations backed by the full faith and credit of the U.S. government (GNMA)	No	No
Debt obligations that are NOT backed by the full faith and credit of the U.S. government (FNMA or FHLMC)	Yes	Yes
Foreign government issued securities	Yes	Yes
Money market instruments	No	No
Limited offerings (e.g., private placements) (use disclosure form in PTA)	Yes	Yes
Security future	Yes	Yes
Options, forwards and futures on commodities	No	No
Options on securities	Yes	Yes
Options on securities indexes	No	No
Futures on securities indexes	No	No
Interests in variable annuity products	No	No
American depositary receipts (ADRs)	Yes	Yes
Certificates of deposit	No	No
Commercial paper	No	No
Currency	No	No

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USAA Investment Management Company
USAA Asset Management Company
USAA Financial Planning Services Insurance Agency, Inc.
Policy Statement Concerning Insider Trading

I.           Policy Statement

USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) each forbid any individual subject to the Investment Code of Ethics from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO or AMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “Insider Trading.”  This policy applies to every individual subject to the Investment Code of Ethics and extends to activities within and outside their duties at IMCO, AMCO or FPS.  Every individual subject to the Investment Code of Ethics must read and agree to abide by this Policy Statement.

This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

A.           What is Insider Trading?
The term Insider Trading is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an “Insider”) or to communications of material nonpublic information to others.

While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

1.	Trading by an Insider while in the possession of material nonpublic information,

2.
Trading by a noninsider while in possession of material nonpublic information, where the information either was disclosed to the noninsider in violation of an Insider’s duty to keep it confidential or was misappropriated, or

3.	Communicating material nonpublic information to others.

B.           Who is an Insider?

The concept of Insider is broad.  It may include officers, directors and employees of any public company.  In addition, a person can be a “temporary insider” if he

26

or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.  In addition, IMCO or AMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

C.           What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  “Material Information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that indivduals should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material Information does not have to relate to a company’s business.  For example, in Carpenter v. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable.

D.           What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

II.           Procedures to Implement IMCO/AMCO/FPS’s Policy Concerning Insider Trading

A.           All individuals subject to the Code must affirm in writing upon initial employment and at least annually thereafter, that they have read, understand and agree to comply with the USAA Investment Code of Ethics, IMCO/AMCO/FPS Insider Trading Policy, the USAA Funds’ Portfolio Holdings Policy and the IMCO/AMCO/FPS Political Contributions Policy.

B.           Indentifying Insider Information

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Before trading for yourself or others, including mutual funds or private accounts managed by IMCO or AMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

1.           Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

2.           Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

1.           Report the matter immediately to the Chief Compliance Officer in writing.

2.           Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO or AMCO.

3.           Do not communicate the information inside our outside IMCO/AMCO/FPS, other than to the Chief Compliance Officer.

4.           After the Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.  Such communication shall be written.

C.           Restricting Access to Material Nonpublic Information

In the event that you identify certain information as material and nonpublic, such information may be inside information and may not be communicated to anyone, including persons within IMCO/AMCO/FPS, except as provided in Paragraph B above.  In addition, care should be taken so that such information is secure and treated as confidential information.

D.           Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved

28

question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

III.           Supervisory Procedures for Control of Insider Trading

The role of the Chief Compliance Officer is critical to the implementation and maintenance of IMCO/AMCO/FPS’s policy and procedures against Insider Trading.  Supervisory Procedures can be divided into two classifications – prevention of Insider Trading and detection of Insider Trading.

A.           Prevention of Insider Trading

To prevent Insider Trading, the Chief Compliance Officer shall:

1.           Provide, at least annually, an educational program to familiarize those individuals subject to the Investment Code of Ethics with IMCO/AMCO/FPS’s Policy and Procedures.

2.           Answer questions regarding IMCO/AMCO/FPS’s Policy and Procedures, to include Insider Trading and material nonpublic information transactions.

3.           Resolve issues of whether information received by an individual subject to the Investment Code of Ethics is material and nonpublic.

4.           Review on a regular basis and update as necessary IMCO/AMCO/FPS’s Policy and Procedures.

5.           When it has been determined that an individual subject to the Investment Code of Ethics has material nonpublic information:

i.           implement measures to prevent dissemination of such information, including measures to prevent dissemination to subadvisers; and

ii.           if necessary, restrict individuals subject to the Investment Code of Ethics from trading the securities, maintain a Restricted List to include security description, symbol, date restricted and date restriction removed, and communicate such restriction to applicable employees.

B.           Detection of Insider Trading

To detect Insider Trading, the Chief Compliance Officer or his designee shall:

29

1.           review the trading activity reports from the Protegent PTA Code of Ethics Reporting System certified by individuals subject to the Investment Code of Ethics,

2.           review the trading activity of mutual funds and any other investment accounts managed by IMCO or AMCO,

3.           review trading activity of IMCO/AMCO’s own account, and

4.           coordinate the review of such reports with other appropriate individuals.

C.           Special Reports

Promptly, upon learning of a potential violation of IMCO/AMCO/FPS’s Policy and Procedures to Detect and Prevent Insider Trading, the Chief Compliance Officer should consult with appropriate USAA counsel and take appropriate action.

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USAA Mutual Funds Trust
Disclosure of Portfolio Holdings Policy

General Statement of Policy

This policy of USAA Mutual Funds Trust (the Funds) has been developed to prevent possible misuse of material nonpublic portfolio holdings information of the Funds.  This policy applies to all individuals subject to the Investment Code of Ethics.

Purpose of Policy

The Funds’ portfolio holdings may be material nonpublic information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws.  This policy is designed to prevent the possible misuse of knowledge of the Funds’ portfolio holdings.

Policy

The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds.  Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

Procedures

To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports), Form N-Q (i.e., quarterly portfolio holdings reports) and any portfolio holdings made available on usaa.com.

The Funds’ general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

•	Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys and Access Persons under the Funds’ Code);
•
Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose of misuse the information (e.g., custodians, accounting agents, securities lending agents, subadvisers, rating agencies and proxy voting agents);

•	As disclosed in each Funds’ Statement of Additional Information (SAI); and
•	As required by law or a regulatory body.

So, whenever any person covered by this policy receives a request seeking a Fund’s portfolio holdings information which (i) has been filed with the SEC, or (ii) is available on usaa.com, that request may be answered in compliance with USAA Asset Management Company’s internal policies without the need for any special approval by the Fund’s officers.  In addition, any request from a person or entity listed on Exhibit A seeking a Fund’s portfolio holdings information may be answered in compliance with USAA Asset

31

Management Company’s internal policies without the need for any special approval by the Fund’s officers.

Whenever any person covered by this policy receives a request seeking a Fund’s portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), FASG Counsel, or their designee(s), who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI.  A report will be made to a Fund’s Board of Trustees at each quarterly meeting about (i) any determinations made by the CCO, FASG Counsel or their designee(s) pursuant to the procedures set forth in this paragraph, and (ii) any violations of this policy.

Records Retention

The CCO, FASG Counsel or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

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Exhibit A

I.           Arrangements to Disclose Portfolio Holdings

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Asset Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund’s portfolio holdings.  A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on nonpublic information, imposed by law and/or agreement.  These service providers include each Fund’s:

•	Investment adviser and subadviser(s);
•	Custodian;
•	Administrator;
•	Securities lending agent;
•	Auditors;
•	Internal auditors when necessary to conduct audit-related work;
•	Attorneys;
•	Accounting agent;
•	Proxy voting agent; and
•	Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

•	Mutual fund evaluation services such as Lipper Analytical Services;
•	Rating agencies; and
•	Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.           Scheduled Disclosure of Portfolio Holdings

•
Each Fund intends to post its annual and semiannual reports and quarterly schedules of portfolio holdings on usaa.com (which typically occurs approximately 60 days after the end of each fiscal quarter).

•	Each money market fund intends to post its monthly portfolio holdings on usaa.com (which typically occurs within 5 business days after the end of each month).
•
Each Fund (except for the USAA money market funds, the Cornerstone Conservative Fund, the Cornerstone Equity Fund and the Target Retirement Funds) intends to post its top 10 holdings on usaa.com 15 days following the end of each month.  The Target Retirement Funds, Cornerstone Conservative Fund

33

                 and Cornerstone Equity Fund intend to post all underlying USAA Fund holdings on usaa.com 15 days following the end of each month.

•
Approximately 60 days after the end of each fiscal quarter, a Fund’s portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor’s and Morningstar.

•
For the last month of each quarter, after each Fund’s top 10 holdings (or all USAA fund holdings for the Target Retirement Funds, Cornerstone Conservative Fund and Cornerstone Equity Fund) are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor’s, Thomson Financial and Value Line.

34

Political Contributions Policy
USAA Investment Management Company
USAA Asset Management Company
USAA Financial Planning Services Insurance Agency, Inc.1

Background
This Political Contributions Policy (the Policy) of USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) has been developed to prevent IMCO, AMCO and/or FPS and certain individuals associated with IMCO, AMCO and/or FPS from making political contributions to certain elected officials or candidates in exchange for receiving investment advisory services.  This Policy applies to certain individuals designated by IMCO, AMCO and/or FPS who may be involved in the solicitation of a government entity’s investment advisory services and other individuals (including certain directors and executive officers) as determined from time to time by the office of the Chief Compliance Officer (CCO) (collectively, Covered Associates).  The purpose of this Policy is to comply with SEC Rule 206(4)-5, “Political Contributions by Certain Investment Advisers” (Pay-to-Play Rule).1

Policy
All individuals subject to the Investment Code of Ethics are prohibited from making a political contribution for the purpose of soliciting investment advisory business to IMCO, AMCO or FPS.  This prohibition also applies to in-kind contributions, including volunteer activities, hosting events and providing resources such as office space, software or the like.  In addition, Covered Associates cannot coordinate or solicit any person or political action committee (PAC) to make (i) a contribution to an official of a government entity to which IMCO, AMCO, and/or FPS provides or may seek to provide investment advisory services, or (ii) any payment to any state or local political party where IMCO, AMCO and/or FPS is providing or seeking to provide investment advisory services to a government entity.  Further, a Covered Associate is expressly prohibited from serving as a board member of, or adviser to, the USAA Employee Political Action Committee.  Covered Associates also cannot make any political contribution indirectly which, if done directly, would result in a violation of the Pay-to-Play Rule.

Individuals designated as Covered Associates must obtain prior approval from the office of the CCO before making any political contributions (including contributions in-kind), directly or indirectly, to elected officials, candidates or political parties or to PACs other

------------------------------------------
1 USAA Financial Planning Services Insurance Agency, Inc. (FPS) is also subject to the restrictions of the SEC’s Pay-to-Play Rule. However, presently FPS is not involved in advising or seeking to advise government entity clients and limits its business to providing only retail financial planning services for, among others, USAA members, persons eligible to be USAA members, and persons enrolled in the USAA Wealth Management program. Thus, FPS and its directors and executive officers currently are not in a position to engage in any of the prohibited activities, and they are not considered Covered Associates of FPS under this Policy. In any event, FPS and its directors and executive officers may not make any political contribution that would indirectly result in a violation of the Pay-to-Play Rule.

35

than the USAA Employee PAC.  Covered Associates must also certify all quarterly contributions they have directly made and all contributions which have been made through an account that they control (e.g., a joint checking account with spouse or parent, dependent children’s accounts, trust account, etc.), including contributions to any PAC.

Requests for exceptions to the contribution limits outlined in this Policy should be directed to the office of the Chief Compliance Officer.

Procedures
1.
Requests by Covered Associates for prior approval of political contributions (including in-kind contributions) are submitted by completing the Pre-approval of Political Contributions disclosure form on PTA.

2.	Contributions by Covered Associates are limited to $150 per candidate per election.

3.	Contributions by Covered Associates to a PAC other than the USAA Employee PAC are limited to $150 annually.

4.	Contributions by Covered Associates to the USAA Employee PAC are not subject to the $150 limitation but must be reported annually.

5.
Covered Associates must provide a quarterly certification of political contributions (using Certification of Political Contributions) within 30 calendar days after the end of each calendar quarter, which is required regardless of whether or not any applicable political contributions were made during the quarter.

6.
On an annual basis, each Covered Associate must complete and submit an annual compliance certification certifying that such Covered Associate has read, understands and agrees to comply with this Policy and has complied with the Policy at all times since the effective date of such person’s last such certification.

7.
New Covered Associates (such as prospective employees or existing employees undergoing a change in responsibilities) generally are required (prior to receiving an employment offer or changing responsibilities, as applicable) to submit a certification of political contributions describing all contributions made within the prior 2 years.

Records Retention
The office of the CCO shall maintain and preserve in an easily accessible place a copy of this Policy (and any amendments thereto).  In addition, the office of the CCO shall maintain and preserve for a period of not less than six years any written records completed in accordance with this Policy, including:

36

•	a list of all Covered Associates (including names, titles and business and residence addresses) and IMCO, AMCO and FPS, respectively;
•	a list detailing any and all contributions by IMCO, AMCO and FPS and their respective Covered Associates to government officials, government entities, PACs and political parties;
•	a list of any and all government entities to whom IMCO, AMCO and/or FPS have provided advisory services in the past 5 years (but not prior to September 13, 2010); and
•
a list of any and all broker-dealers, investment advisers, solicitors, finders, placement agents and similar persons to whom IMCO, AMCO and/or FPS provides or has agreed to provide, directly or indirectly, payment to solicit a government entity on its behalf.

37

 Exhibit p (iv)

BATTERYMARCH FINANCIAL MANAGEMENT, INC.
CODE OF ETHICS

Dated: July 1, 2013

I.	Introduction	1
II.	Individuals Covered by the Code	1
III.	Standards of Business Conduct	2
	A. Compliance with Laws, Regulations and Batterymarch Policies and Procedures	2
	B. Conflicts of Interest	2
	1. Clients Come First	3
	2. Avoid Taking Advantage	3
	3. Undue Influence	3
	4. Disclosure of Personal Interest	3
	C. Corporate Opportunities	4
	D. Anti-Corruption	4
	E. Confidentiality	4
	F. Material Nonpublic Information and Insider Trading	5
	G. Market Manipulation	5
	H. Fair Dealing	5
	I. Safeguarding Assets and Property	6
	J. Accuracy of Books and Records	6
	K. Accurate Public Disclosure and Reporting	6
	L. Treatment of Others	6
	M. Service as a Director	6
	N. Gifts and Entertainment	6
	O. Outside Business Activities	7
	P. Political and Charitable Contributions	7
	Q. Personal Securities Transactions	8

IV.	Personal Securities Transactions in Covered Securities		8
	A. Preclearance Requirements for Access Persons		8
	1. General Requirement		8
	2. Covered Security Trade Preclearance Request Form		8
	3. Review of Form		8
	4. Length of Trade Authorization Approval		9
	5. Independent Review		9
	6. Excessive Trading		10
	7. Investment Clubs		10
	B. Execution of Personal Securities Transactions		10
	C. Prohibited Transactions		10
	1. Always Prohibited Securities Transactions		10
		a. Inside Information	10
		b. Market Manipulation	10
		c. Legg Mason Stock During Restricted Period	11
		d. Short Sales in Legg Mason Stock	11
		e. Option Transactions in Legg Mason Stock	11
		f. Certain Transactions in Investment Companies	11
		g. Others	11
	2. Generally Prohibited Securities Transactions		11
		a. Initial Public Offerings (all Access Persons)	11
		b. Limited or Private Offerings (all Access Persons)	12
		c. Same-Day Blackout (all Access Persons)	12
		d. 7-Day Blackout (Portfolio Managers only)	13
		e. 60-Day Blackout (Investment Persons only)	14
		f. 60-Day Holding Period for Batterymarch-Managed Funds
		(all Access Persons)	15
		g. Intention to Buy or Sell for a Client Account or an Account
		Managed by a Batterymarch Affiliate (all Access Persons)	15
		h. Option Transactions (all Access Persons)	15
		i. Limit Orders to Purchase Covered Securities
		(all Access Persons)	15

D. Exemptions		16
	1. Exemptions from Preclearanance, Treatment as a Prohibited Transaction and Reporting	16
	a. Exempt Securities	16
	b. Non-Discretionary Accounts	16
	c. Batterymarch's 401(k) Plan Transactions	17
	d. Certain Transactions under Legg Mason's Employee Stock Plans	18
	2. Exemptions from Preclearance and Treatment as a Prohibited Transaction (but Reporting is Required)	18
	a. Commodities, Futures, and Options on Futures	18
	b. Closed-End Index Funds	18
	c. Exchange-Traded Funds	18
	d. Open-End Investment Companies Not Registered in the U.S.	19
	e. Options on Broad-Based Indices	19
	f. Involuntary Transactions (Including Certain Corporate Actions)	19
	g. Automatic Investment Plans	19
	h. Rights	19
	i. Sales Pursuant to a Bona Fide Tender Offer	19
	j. Bona Fide Gifts or Contributions of Securities	19
	k. Legg Mason Stock Outside Restricted Period	20
	l. Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans	20
	m. Fixed Income Investments	20
	n. Monitored Funds	21
	o. Others	21

		3. Exemptions from Treatment as a Prohibited Transactions	21
		a. De Minimis Transactions	21
		b. Transactions in Securities Held in Batterymarch-Managed Funds that are Index Funds	22
V.	Reporting Requirements		22
	A. Initial Annual Certifications		22
	B. Acknowledgement of Amendments to the Code		22
	C. Initial and Annual Disclosure of Personal Holdings and Reportable Accounts		23
	D. Quarterly New Account Reports		24

	E. Quarterly Transaction Reports	24

	F. Duplicate Trade Confirmations and Account Statements 26

	G. Confidentiality	26

	H. Availability of Reports	26

	I. Electronic Delivery of Reports	27

VI.	Administration and Enforcement of the Code 27

	A. Monitoring Compliance with the Code 27

	B. Reporting Violations	27

		1. Confidentiality 27
		2. Types of Reporting 27
		3. Retaliation 27

	C. Investigating Violations of the Code 27

	D. Sanctions	28

	E. Exceptions to the Code	28

F. Training and Education	28

G. Inquiries Regarding the Code 28

H. Annual Review	28

I. Annual Report and Certification	28

J. Recordkeeping Requirements	29

VII.	Definitions	29
	"401(k) Plan"	29
	"Access Person"	29
	"Automatic Investment Plan"	30
	"Batterymarch"	31
	"Batterymarch Affiliate"	31
	"Batterymach's Chief Compliance Officer"	32
"Batterymarch's Compliance Committee"		32

v

“Batterymarch’s Compliance Department”	32
“Batterymarch-Managed Fund”	32
“Beneficial Interest”	32
“Broad-Based Index”	33
“Client Account”	34
“Closed-End Index Fund”	34
“Closed-End Investment Company”	34
“Code”	34
“Covered Security”	34
“Covered Securities Transaction”	34
“Equivalent Security”	34
“Exchange-Traded Fund”	34
“Exempt Security”	35
“Fixed Income Investment”	35
“Immediate Family”	35
“Index Fund”	35
“Initial Public Offering”	35
“Investment Club”	35
“Investment Company”	35
“Investment Company Act of 1940”	36
“Investment Person”	36
“Investment Team”	36
“Legg Mason”	36
“Legg Mason Fund”	36
“Legg Mason’s Legal and Compliance Department” 36
“Limited Offering”	36
“Monitored Fund”	36
“Non-Discretionary Account”	36
“Open-End Investment Company”	36
“Option”	37
“Portfolio Manager”	37
“Preclearance Officer”	37
“Private Offering”	37
“Private Placement”	37
“Qualified Tuition Program”	37
“Restricted Period”	38
“Short Sale”	38
“Supervised Persons”	38
“Unit Investment Trust”	38
“U.S.”	38

I.           INTRODUCTION

Batterymarch1 and its employees are subject to certain laws and regulations governing personal securities trading and other conduct. Batterymarch expects its employees to adhere to such laws and regulations and has developed this Code to promote high standards of behavior and ensure compliance with applicable laws and regulations.

The Code sets forth procedures and limitations that govern the personal securities transactions of every Batterymarch employee, as well as, the standards of business conduct that Batterymarch requires of its employees. It is designed to protect Batterymarch and its clients by deterring misconduct and guarding against any violation of the federal securities laws. It is imperative that Batterymarch avoid even the appearance of a conflict between the activities of its employees and its fiduciary duties to its Client Accounts. The Code adheres to Rule 204A-1 of the Investment Advisers Act of 1940, as amended.

Employees must read this Code and are expected to comply with both its spirit and letter. Personal securities transactions shall be conducted in a manner so as to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility.

Failure to comply with the Code may result in serious sanctions, including, but not limited to, profit disgorgement, trade cancellation, the forced sale of positions, dismissal, personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Code must be reported to Batterymarch’s Compliance Department. Any questions regarding the Code shall also be referred to Batterymarch’s Compliance Department.

Batterymarch employees must also comply with the Legg Mason, Inc. Code of Conduct, which addresses compliance with laws and regulations, conflicts of interest, anti-corruption, confidential information, insider trading, fair dealing and other ethical issues.

II.           INDIVIDUALS COVERED BY THE CODE

The Code applies to all of Batterymarch’s Supervised Persons. The Code’s applicability to temporary employees, consultants, independent contractors and certain employees of affiliates will be determined on a case-by-case basis by Batterymarch’s Chief Compliance Officer. The Code imposes different requirements and limitations on Supervised Persons based on the nature of their activities for Batterymarch. For purposes of adhering to the Code’s preclearance, prohibited transaction and reporting requirements relating to their personal securities transactions, Supervised Persons are classified into one of three categories:

(1)	Access Persons;
(2)	Investment Persons; and
(3)	Portfolio Managers.

Because a Supervised Person may have different responsibilities with respect to different Client Accounts, a Supervised Person may be classified as a Portfolio Manager with respect to the activities of one Client Account while classified as an Investment Person with respect to

---------------------------------
1           Certain capitalized words are defined in Section VIII. Definitions.

 the activities of another Client Account. For example, a Portfolio Manager on Batterymarch’s Emerging Markets Investment Team would be considered a Portfolio Manager with respect to the activities of those Client Accounts managed by the Emerging Markets Investment Team but may only be considered an Investment Person with respect to the trading of certain securities listed on exchanges in developed (as opposed to emerging) markets for the Client Accounts that are managed by Batterymarch’s Developed Markets Investment Team.

Supervised Persons shall confirm their classification(s) with Batterymarch’s Compliance Department.

The Code covers the personal trading activities of all Supervised Persons in their own accounts and in accounts in which they have a Beneficial Interest.

III.           STANDARDS OF BUSINESS CONDUCT

Legg Mason has set out basic principles in the Legg Mason, Inc. Code of Conduct to guide the day-to-day business activities of directors, officers and employees of Legg Mason and its subsidiaries. The Legg Mason, Inc. Code of Conduct is included in Batterymarch’s Compliance Program Policies and Procedures Manual. Supervised Persons are expected to comply with all applicable federal and state laws, regulations and Batterymarch’s policies, and be sensitive to, and act appropriately in, situations that may give rise to actual, as well as, apparent conflicts of interest or violations of this Code or the Legg Mason, Inc. Code of Conduct. Batterymarch requires its Supervised Persons to abide by the following standards of business conduct in addition to the basic principles and restrictions set out in the Legg Mason, Inc. Code of Conduct:

A. Compliance With Laws, Regulations and Batterymarch Policies and Procedures.  In carrying out their responsibilities, Supervised Persons must, at a minimum, comply with all applicable legal requirements, including applicable federal and other securities laws. Supervised Persons shall be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that ignorance of laws and regulations is not a defense. Supervised Persons must comply with Rule 17j-1 of the Investment Company Act of 1940, as amended, which states that it is unlawful:

•	To employ any device, scheme or artifice to defraud an Investment Company;

•
To make any untrue statement of a material fact to an Investment Company or omit to state a material fact necessary in order to make the statements made to an Investment Company, in light of the circumstances under which they are made, not misleading;

•	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on an Investment Company; or

•	To engage in any manipulative practice with respect to an Investment Company.

Supervised Persons are responsible for complying with the letter, not just the spirit, of laws, regulations and Batterymarch policies and procedures, including those in Batterymarch’s Compliance Program Policies and Procedures Manual.

B. Conflicts of Interest.  Supervised Persons must act in the best interests of Batterymarch and its clients. The Code is based on the principle that Supervised Persons owe fiduciary duties to the Client Accounts and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Client Accounts.

Supervised Persons must at all times comply with the following elements of fiduciary duty:

1.
Client Accounts Come First.  A conflict of interest occurs when the personal interests of a Supervised Person interfere or could potentially interfere with their responsibilities to Batterymarch or its clients. Conflicts of interest also occur when the interests of Batterymarch interfere or could potentially interfere with the interests of Client Accounts. Supervised Persons must scrupulously avoid serving Batterymarch’s or their personal interests ahead of the interests of the Client Accounts (i.e., engaging in a “conflict of interest”). Supervised Persons should avoid activities or relationships that might affect their objectivity in making decisions as a Batterymarch employee. Supervised Persons shall also disclose to Batterymarch’s Compliance Department any personal interest that might present a conflict of interest or harm the reputation of Batterymarch.

Doubtful situations shall be resolved in favor of the Client Accounts.  Technical compliance with the Code’s procedures will not automatically insulate any activities from scrutiny that indicate an abuse of fiduciary duties.

2.
Avoid Taking Advantage.  Supervised Persons may not use any nonpublic information concerning the trading or investment activities of Batterymarch or any of its affiliates to their own advantage. Supervised Persons may not engage in “front running,” that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of open, executed, or pending portfolio transactions in the Client Accounts, or “scalping,” that is, the purchase or sale of securities for the Client Accounts for the purpose of affecting the value of a security owned or to be acquired by the Supervised Person.

3.
Undue Influence.  A Supervised Person may not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Supervised Person. For example, a Supervised Person would violate the Code by causing a Client Account to purchase a security the Supervised Person owned for the purpose of increasing the price of that security.

4.
Disclosure of Personal Interest.  If a Supervised Person stands to benefit materially from an investment decision for a Client Account, and the Supervised Person is participating in the investment decision, then the Supervised Person must disclose the potential personal benefit to those other persons with authority to make investment decisions for the Client Account and Batterymarch’s Compliance Department (or, if the Supervised Person in question is a person with authority to make investment decisions for the Client Account, to Batterymarch’s Compliance Department). The person(s) to whom the Supervised Person reports the interest, in consultation with Batterymarch’s Compliance Department, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

Supervised Persons are required to certify that they have no conflicts of interest, or disclose any existing or potential conflicts of interest they may have, by completing Batterymarch’s Potential Conflicts of Interest Questionnaire on an annual basis.

C. Corporate Opportunities.  Supervised Persons may not take personal advantage of any opportunity (investment or otherwise) properly belonging to Batterymarch or any Client Account. If a Supervised Person is presented with an investment opportunity, as a result of their relationship with Batterymarch, they may personally take advantage of the opportunity only if the investment is approved in writing by Batterymarch’s Chief Compliance Officer. Supervised Persons must also make available any such investment opportunities to the Client Accounts before they may take personal advantage of such opportunities. For example, an Access Person shall not directly or indirectly acquire ownership in a security of limited availability without first offering the opportunity to purchase such security to Batterymarch on behalf of one or more Client Accounts.

D. Anti-Corruption.  The U.S. and other jurisdictions have strict laws prohibiting corruption and bribery, and in particular bribery of government officials. Batterymarch prohibits all types of bribes, including giving or receiving bribes directly or indirectly to anyone, not just government officials. A bribe includes anything of value, such as cash payments, charitable donations, loans, travel expenses, lavish gifts, excessive entertainment, or job placements, given to either the individual or his or her immediate family, with the intent to improperly influence a business decision. Batterymarch also prohibits money laundering. Please refer to the Legg Mason Anti-Corruption Policy and Batterymarch’s Anti-Money Laundering policy in Batterymarch’s Compliance Program Policies and Procedures Manual.

E. Confidentiality.  All Supervised Persons are expected to strictly comply with measures necessary to preserve the confidentiality of information considered confidential by Batterymarch, its clients (and former clients) and other persons or entities with which Batterymarch conducts business (e.g., vendors). Confidential information relating to clients may include the client’s identity, the client’s security holdings and advice furnished to the client by Batterymarch. Supervised Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Client Accounts, except to persons whose responsibilities require knowledge of the information.

Employees shall refer to and comply with the requirements of Batterymarch’s Informational Barriers, Privacy and Safeguarding of Client Information and Portfolio Holdings Disclosure policies included in Batterymarch’s Compliance Policies and Procedures Manual.

F. Material Nonpublic Information and Insider Trading.  Supervised Persons possessing material nonpublic information regarding any issuer of securities must inform Batterymarch’s Chief Compliance Officer that they are in possession of such information and must refrain from purchasing or selling securities of that issuer and disclosing the information to others until the information becomes public or is no longer considered material.

Securities laws generally prohibit the trading of securities of an issuer while in possession of material nonpublic information regarding such issuer (“insider trading”). Any person who passes along material nonpublic information upon which a trade is based (“tipping”) may also be in violation of securities laws, even if the person that passed the information does not benefit personally.

Information about a company is “material” if a reasonable investor would consider the information important in reaching an investment decision or the information could reasonably be expected to affect the company’s stock price.

Information about a company is “nonpublic” if it has not been publicly disclosed or released. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

Supervised Persons who possess material nonpublic information about a company (including Legg Mason) may not trade in that company’s securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others. These prohibitions remain in effect until the information has become public.

Supervised Persons that have investment responsibilities shall take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create limitations on their ability to carry out their responsibilities to the Client Accounts.

Supervised Persons shall be aware that material nonpublic information may relate not only to issuers of securities but to Batterymarch’s securities recommendations and the investment holdings and securities transactions of Batterymarch’s Client Accounts, including those of mutual funds and other pooled investment vehicles.

Please refer to Batterymarch’s Insider Trading and Non-Public Information policy included in Batterymarch’s Compliance Program Policies and Procedures Manual. Employees are required to annually certify their compliance with this policy.

G. Market Manipulation.  Supervised Persons are prohibited from intentionally creating or spreading false information, such as rumors, or engaging in collusive activity intended to affect securities prices or the financial condition of an issuer.

H. Fair Dealing.  Supervised Persons must deal fairly with Batterymarch’s clients, customers, vendors, competitors and other employees, and may not take unfair advantage of any other person or business through any unfair business practice, including through improper coercion, manipulation, concealment, abuse of privileged information or misrepresentation of material facts.

I. Safeguarding Assets and Property.  Batterymarch’s assets and property include both physical assets such as cash, securities, physical property and equipment and intangible assets such as business strategies and plans, intellectual property, services and products. Supervised Persons are responsible for safeguarding Batterymarch’s assets and property that are under their control. Theft of or fraudulently obtaining Batterymarch’s assets or property is forbidden, and Supervised Persons should not waste or misuse such assets or property for their personal benefit.

J. Accuracy of Books and Records.  Supervised Persons must ensure the accuracy and completeness of any business information, reports and records under their control. They may not make any false or misleading entries in any of Batterymarch’s books and records. Please refer to Batterymarch’s Recordkeeping Requirements policy in Batterymarch’s Compliance Program Policies and Procedures Manual.

K. Accurate Public Disclosure and Reporting.  All oral and written statements, including those made to clients, prospective clients, their representatives or the media, must be professional, accurate, balanced and not misleading in any way. Please refer to Batterymarch’s Marketing and Advertising and Media policies in Batterymarch’s Compliance Program Policies and Procedures Manual.

L. Treatment of Others.  Supervised Persons must treat all persons with whom they come into contact, including other employees, clients and vendors, fairly and with respect. Please refer to Batterymarch’s Employee Handbook and Harassment and Discrimination Policy.

M. Service as a Director.  Supervised Person are prohibited from serving on the board of directors of a publicly held company (other than Batterymarch, its affiliates, the Legg Mason Funds or other pooled investment vehicles which Batterymarch or its affiliates sponsor or promote) absent prior written authorization by Batterymarch’s Chief Compliance Officer and Legg Mason’s General Counsel. This authorization will rarely, if ever, be granted and, if granted, will normally require that the Supervised Person not participate in making investment decisions related to the issuer on whose board the Supervised Person sits.

Supervised Persons are also prohibited from serving on the board of directors of a private company without the prior written approval of Batterymarch’s Chief Compliance Officer. If a Supervised Person receives approval to serve as a director of a private company, he or she may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as a director. Please refer to the Legg Mason Prohibition on Serving as a Director of a Publicly-Traded Company and Batterymarch’s Outside Business Activities policies in Batterymarch’s Compliance Program Policies and Procedures Manual.

N. Gifts and Entertainment.  On occasion, because of their position with Batterymarch, Supervised Persons may be offered, or may receive without notice, gifts from persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). Supervised Persons shall not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons shall not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client or prospective client feel beholden to Batterymarch or the Supervised Person.

Please refer to Batterymarch’s Gifts and Business Entertainment policy included in Batterymarch’s Compliance Program Policies and Procedures Manual. In accordance with this policy, each Supervised Person is required to report certain gifts and entertainment received by them (or on behalf of them) from, or given to, persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). If such persons or entities provide gifts, entertainment or reportable meals to multiple Supervised Persons, each Supervised Person is individually responsible for reporting their receipt of such gifts, entertainment or reportable meals. Employees are required to annually certify their compliance with this policy.

O. Outside Business Activities.  An employee may not engage in any outside business activities without the approval of Batterymarch’s Compliance Department. Please refer to Batterymarch’s Outside Business Activities policy included in Batterymarch’s Compliance Program Policies and Procedures Manual. Employees are required to annually certify their compliance with this policy and report all outside business activities to Batterymarch’s Compliance Department on an annual basis.

P. Political and Charitable Contributions.  Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons shall refrain from considering Batterymarch’s current or anticipated business relationships as a factor in making charitable contributions.

Batterymarch requires prior approval of certain political and charitable contributions. All political contributions by either a Supervised Person or Batterymarch to: (a) a candidate for, or incumbent of, a state or local political office; (b) a candidate for, or incumbent of, a political office in a foreign country; (c) a political party; or (d) a political action committee, must be preauthorized by Batterymarch’s Compliance Department. Furthermore, all charitable contributions to a client by either a Supervised Person or Batterymarch must be preauthorized by Batterymarch’s Compliance Department. These policies cover the political contributions and charitable contributions to clients made by all employees and their immediate family members residing in the same household and those contributions made by others if under the employee’s control or direction.

Please refer to Batterymarch’s Political Contributions and Activities and Charitable Contributions and Non-Marketing-Related Event Sponsorships policies included in Batterymarch’s Compliance Program Policies and Procedures Manual. Employees are required to annually certify their compliance with these policies.

Q. Personal Securities Transactions.  Supervised Persons are required to comply with Batterymarch’s policies and procedures regarding personal securities transactions, including the preclearance and reporting requirements of this Code.

Employees with questions regarding any of these principles and restrictions shall consult with Batterymarch’s Chief Compliance Officer.

IV.           PERSONAL SECURITIES TRANSACTIONS IN COVERED SECURITIES

A.           Preclearance Requirements for Access Persons.

1.
General Requirement.  Except for the transactions exempted by Sections IV.D.1. (Exemptions from Preclearance and Treatment as a Prohibited Transaction and Reporting) and IV.D.2. (Exemptions from Preclearance and Treatment as a Prohibited Transaction (but not Reporting)) of the Code, any Covered Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer. All Access Persons must notify the Preclearance Officer and receive written or electronic approval from the Preclearance Officer before they engage in any purchase or sale of a Covered Security for their own accounts or accounts in which they otherwise have a Beneficial Interest.

2.
Covered Security Trade Preclearance Request Form.  Prior to entering an order for a Covered Securities Transaction that requires preclearance, the Access Person must complete a Covered Security Trade Preclearance Request Form (Appendix 6), submit the completed form in SunGard’s Protegent PTA software and obtain written or electronic approval from a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

Proposed Covered Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer for approval.

3.
Review of Form.  After receiving a completed Covered Security Trade Preclearance Request Form (Appendix 6), a Preclearance Officer will: (a) review the information set forth in the form; (b) review information regarding past, pending and contemplated transactions by any relevant Client Accounts as well as past transactions by the Access Person in the Covered Security, as necessary; and (c) as soon as reasonably practicable, determine whether to authorize the proposed Covered Securities Transaction.

The Preclearance Officer will notify the Access Person in writing or electronically whether the request is approved or denied, without obligation to disclose the reason for such approval or denial.

The granting of authorization or rejection of the proposed Covered Securities Transaction, and the date and time such authorization/rejection was granted, must be reflected on the form.

No order for a securities transaction for which preclearance authorization is required may be placed by an Access Person prior to the receipt of written or electronic authorization of the transaction by a Preclearance Officer. Verbal approvals are not permitted.

4.
Length of Trade Authorization Approval.  The authorization provided by a Preclearance Officer is effective until the earlier of: (a) its revocation; (b) the close of business on the trading day the authorization is granted; (c) the moment the Access Person learns that the information in the Covered Security Trade Preclearance Request Form is not accurate; or (d) the moment the Access Person learns that the approval is no longer permissible under the Code. For example, if an Access Person learns of a pending buy or sell order in a Covered Security for a Client Account after the Access Person has received authorization to trade, but before the Covered Securities Transaction has been placed, the Access Person must refrain from placing the order unless the Covered Securities Transaction is a de minimis transaction as described in Section IV.D.3.a. (De Minimis Transactions) of the Code.

If the order for the Covered Securities Transaction is not placed by the close of business on the trading day the authorization is granted, the authorization is no longer valid and a new authorization must be obtained before the Covered Securities Transaction is placed.

5.
Independent Review.  A Preclearance Officer may request, at his or her discretion, any and all information and/or documentation necessary to satisfy himself or herself that no actual or potential conflict, or appearance of a conflict, exists between the proposed purchase or sale and the interest of any Client Account.

For example, if a Portfolio Manager wishes to execute a Covered Securities Transaction where the possibility of a conflict of interest exists with client interests (e.g., the Covered Security may appear to be appropriate for the Client Accounts or could potentially be recommended to the Client Accounts within 7 calendar days), a Preclearance Officer may request, at his or her discretion, a written explanation from the Portfolio Manager as to why the Covered Security is not appropriate at such time for the Client Accounts.

The Preclearance Officer may also, at his or her discretion, seek an independent review by another member of the relevant Investment Team with no personal interest in the issuer to determine whether the Covered Securities Transaction may be appropriate for any Client Account prior to granting authorization.

6.
Excessive Trading.  Excessive trading may be a potential distraction from servicing clients. Batterymarch discourages all employees from engaging in short-term trading, trading that could be deemed excessive or trading that could interfere with an employee’s job responsibilities. Absent special circumstances, an Access Person will be limited to no more than 20 trade preclearance requests per calendar quarter.

7.
Investment Clubs.  Since each member of an Investment Club generally participates in the investment decision-making process, Access Persons must obtain approval from Batterymarch’s Compliance Department before they or a member of the Access Person’s Immediate Family participates in an Investment Club and must thereafter preclear and report all Covered Securities Transactions of the Investment Club. Without such written authorization from a Preclearance Officer, Access Persons (or members of their Immediate Family) may not participate in an Investment Club or the individual Covered Securities Transactions of the Investment Club. Due to the administrative difficulties resulting from such restrictions, Batterymarch recommends that Access Persons refrain from participating in Investment Clubs.

B.           Execution of Personal Securities Transactions.  Transactions in Covered Securities subject to the preclearance requirements may be executed through any broker, dealer or bank as long as the requirements of Section V.F. (Duplicate Trade Confirmations and Account Statements) of the Code are met.2 If a precleared trade is not executed, the Access Person shall notify the Preclearance Officer promptly.

C.           Prohibited Transactions.

1.	Always Prohibited Securities Transactions. The following securities transactions are always prohibited and will not be authorized under any circumstances:

a.	Inside Information. Any transaction in a security by an Access Person who possesses material nonpublic information regarding the security or the issuer of the security is prohibited.

__________________
2           Those brokers that offer an electronic feed into SunGard’s Protegent PTA software are preferred. A list of such brokers can be obtained from Batterymarch’s Compliance Department.

b.	Market Manipulation. Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

c.	Legg Mason Stock3 During Restricted Period. Any purchase or sale of Legg Mason’s publicly traded securities conducted by an Access Person during the Restricted Period is prohibited.

d.	Short Sales in Legg Mason Stock. Short Sales of Legg Mason’s publicly traded securities by employees are prohibited, with the exception of Short Sales “against the box.”

e.
Option Transactions in Legg Mason Stock.  Option transactions, other than opening and closing hedging transactions, such as covered call Options and protective put Options, involving Legg Mason’s publicly traded securities are prohibited. For example, purchases or sales of listed or Over-the-Counter Options or derivatives relating to Legg Mason are prohibited. Transactions under Legg Mason’s incentive or other employee stock Option plans are exempt from this prohibition.

f.
Certain Transactions in Investment Companies.  Access Persons shall not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any Batterymarch-Managed Fund or any other Investment Company in violation of applicable law or the provisions of the fund’s disclosure documents.

g.	Others. Any other transaction deemed by a Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity or an appearance of impropriety is prohibited.

2.
Generally Prohibited Securities Transactions.  Unless exempted by Section IV.D. (Exemptions) of the Code, the following Covered Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances.  The prohibitions apply only to the categories of Access Persons specified below.

a.
Initial Public Offerings (all Access Persons).  Any purchase of a Covered Security by an Access Person in an Initial Public Offering without the prior written approval of Batterymarch’s Chief Compliance Officer is prohibited. Batterymarch’s Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

____________________________
3          Please refer to Legg Mason’s Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities in Batterymarch’s Compliance Program Policies and Procedures Manual.

reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

b.
Limited or Private Offerings (all Access Persons).  Any purchase of a Covered Security by an Access Person in a Limited or Private Offering (e.g., a Private Placement) without the prior written approval of Batterymarch’s Chief Compliance Officer is prohibited. Batterymarch’s Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

Access Persons who have acquired a Beneficial Interest in Covered Securities in a Private Offering are required to disclose their Beneficial Interest to Batterymarch’s Compliance Department. If the Access Person is subsequently involved in a decision to buy or sell a Covered Security (or an Equivalent Security) from the same issuer for a Client Account, then the decision to purchase or sell the Covered Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

Investment Persons who have prior holdings of Covered Securities obtained in a Private Offering must request the written authorization of Batterymarch’s Chief Compliance Officer to continue to hold the security. This request for authorization must be initiated within 10 calendar days of becoming an Investment Person and annually thereafter.

Access Persons investing in a Private Offering are not required to preclear any of the underlying securities transactions (whether or not they are Covered Securities Transactions) made by the Private Offering.

c.
Same-Day Blackout (all Access Persons).  Any purchase or sale of a Covered Security by an Access Person on any day during which any Client Account has a pending buy or sell order in the same Covered Security (or Equivalent Security) is generally prohibited, except for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code.

Any purchase or sale of a Covered Security by a Portfolio Manager on any day during which a Client Account managed by that Portfolio Manager has effected a buy or sell transaction in the same

              Covered Security (or Equivalent Security) is also generally prohibited, except for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code.

Excluding transactions considered de minimis as described in Section IV.D.3.a. (De Minimis Transactions) of the Code, if a Covered Securities Transaction is executed in an account in which a Portfolio Manager has a Beneficial Interest on the same day that a trade in the same Covered Security (or Equivalent Security) is executed on behalf of a Client Account for which the Portfolio Manager has investment discretion and the price received for such Covered Security (or Equivalent Security) by such Client Account(s) is less favorable than the price received by the Portfolio Manager, then the Portfolio Manager will be obligated to disgorge his or her profits. In such instances, profit disgorgement will be equal to the difference between the price received by the Portfolio Manager and the price received by the Client Account(s). Any profits on disgorgement will be allocated to Client Accounts or to a charity of Batterymarch’s choice. Additional penalties or sanctions may be imposed.

d.
7-Day Blackout (Portfolio Managers only).  Any purchase or sale of a Covered Security by a Portfolio Manager within 7 calendar days of a purchase or sale of the same Covered Security (or Equivalent Security) by a Client Account managed by that Portfolio Manager is generally prohibited. For example, if a Client Account trades a Covered Security on day 1, day 8 is the first day the Portfolio Manager may trade that Covered Security for an account in which he or she has a Beneficial Interest. Portfolio Managers must place the interests of the Client Accounts first; they may not avoid or delay purchasing or selling a security for a Client Account in order to personally profit.

To guard against possible violations of this prohibition, Batterymarch’s Portfolio Managers should consider refraining from purchasing/selling a Covered Security (in which they acquire/have a Beneficial Interest) that is ranked a “buy” or a “sell” by Batterymarch’s stock selection model or any other Covered Security when there exists a reasonable likelihood that the Covered Security may be acquired/disposed of by a Client Account within 7 calendar days.

It is acknowledged that circumstances may change with the passage of time. For example, at the time of a personal trade in a Covered Security by a Portfolio Manager, he or she may have had no intention to purchase or sell the same Covered Security (or Equivalent Security) for a Client Account and no knowledge that the same Covered Security (or Equivalent Security) would be subsequently purchased or sold for the Client Account. It is understood that such events may occur since Batterymarch’s investment process is quantitative and portfolio construction is automated. As a result, it will not automatically be construed to be a violation of the Code should a Portfolio Manager trade in a Covered Security for a Client Account less than 7 calendar days after the Portfolio Manager traded the same Covered Security (or Equivalent Security) for an account in which he or she has a Beneficial Interest. However, under such circumstances, upon request by a Preclearance Officer, the Portfolio Manager must document in a written memorandum addressed to Batterymarch’s Compliance Department why the personal trade by the Portfolio Manager should not be considered a violation of the Code.

In addition to other appropriate sanctions, Portfolio Managers may be required to sell securities and disgorge any and all profit realized from transactions that violate the 7 calendar day blackout period, except that de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code will not be subject to such disgorgement.

e.
60-Day Blackout (Investment Personnel only).  (i) Purchase of a Covered Security in which an Investment Person thereby acquires a Beneficial Interest within 60 calendar days of a sale of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (ii) sale of a Covered Security in which an Investment Person has a Beneficial Interest within 60 calendar days of a purchase of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Client Account held the Covered Security (or an Equivalent Security) at any time on or between the dates of the Covered Securities Transactions by the Investment Person is generally prohibited; unless the Investment Person agrees to disgorge all profits on the transaction to a charitable organization specified in accordance with Section VII.D. (Sanctions) of the Code. Investment Persons may also be required to sell any shares obtained in violation of the 60-day blackout period. There is no exception made to this Section of the Code for de minimis transactions as described in Section IV.D.3.a. (De Minimis Transactions) of the Code. As a result, de minimis transactions involving Covered Securities that violate the 60-day blackout period restriction are subject to profit disgorgement.

Investment Persons shall be aware that for purposes of the Code, trading in derivatives (such as Options) is deemed to be trading in the underlying security. Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement.

f.
60-Day Holding Period for Batterymarch-Managed Funds (all Access Persons).  No Access Person may sell (or exchange out of) shares of a Batterymarch-Managed Fund in which the Access Person has a Beneficial Interest within 60 calendar days of a purchase of (or exchange into) shares of the same Batterymarch-Managed Fund, including any individual retirement account or 401(k) participant account.

g.
Intention to Buy or Sell for a Client Account or an Account Managed by a Batterymarch Affiliate (all Access Persons). Any purchase or sale of a security by an Access Person at a time when that Access Person intends, or knows of another’s intention, to purchase or sell that security or a similar security on behalf of a Client Account or any client account managed by a Batterymarch Affiliate, including the Monitored Funds. This prohibition also applies to transactions in Fixed Income Investments that may be executed on behalf of a client account managed by a Batterymarch Affiliate.

h.
Option Transactions (all Access Persons). Writing Option transactions involving Covered Securities are generally prohibited. Subject to preclearance, an Access Person may engage in purchasing Options. However, an Access Person engaging in such transactions should recognize the danger of being “frozen” from exercising or selling the Option because of the general restrictions that apply to Covered Securities Transactions. Even though an Access Person may receive preclearance to purchase an Option, the Code also requires an Access Person to seek written preclearance before exercising or selling the Option.

Options on Broad-Based Indices are exempt from this prohibition as described in Section IV.D.2.e. (Options on Broad-Based Indices) of the Code. Options transactions by Immediate Family members of Access Persons that involve their employer’s stock under their employer’s stock option plans are also not prohibited as described in Section IV.D.2.l. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans) of the Code.

The prohibition regarding Option transactions in Legg Mason stock is set forth in Section IV.C.1.e. (Option Transactions in Legg Mason Stock) of the Code.

i.
Limit Orders to Purchase Covered Securities (all Access Persons). Standard orders to purchase Covered Securities at certain prices (sometimes called “limit,” “good-until-cancelled,” or “standing buy” orders; collectively, referred to as “limit orders” for purposes of the Code) that extend beyond the current trading day are generally prohibited. Limit orders to sell Covered Securities in which an Access Person already has a Beneficial Interest are not prohibited by the Code, although limit orders to sell Covered Securities that extend more than 30 days are generally prohibited.

The prohibitions set forth in Sections IV.C.2.c. (Same-Day Blackout) and IV.C.2.d. (7-Day Blackout) of the Code apply whether the Covered Securities Transaction is in the same direction (e.g., 2 purchases) or the opposite direction (e.g., a purchase and sale) as the transaction of a Client Account.

D.           Exemptions.

1.
Exemptions from Preclearance, Treatment as a Prohibited Transaction and Reporting.  The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons), the prohibited transaction restrictions set forth in Section IV.C.2. (Generally Prohibited Securities Transactions), and the reporting requirements set forth in Sections V.C. (Initial and Annual Disclosure of Personal Holdings and Reportable Accounts), V.D. (Quarterly New Account Reports), V.E. (Quarterly Transaction Reports) and V.F. (Duplicate Trade Confirmations and Account Statements) of the Code:

a.
Exempt Securities.  Any transaction in the following: (i) bankers acceptances; (ii) bank certificates of deposit and time deposits; (iii) commercial paper; (iv) repurchase agreements; (v) securities that are direct obligations of the U.S. government; (vi) securities issued by Open-End Investment Companies registered under the Investment Company Act of 1940, as amended (i.e., mutual funds), provided they are not Monitored Funds or Exchange-Traded Funds; (vii) shares of money market funds (regardless of affiliation with Batterymarch Affiliates); (viii) units of Unit Investment Trusts, provided they are invested exclusively in one or more Open-End Investment Companies that are not Monitored Funds;4 and (ix) Qualified Tuition Programs, provided they are not managed by Batterymarch or invested in any Monitored Funds. For

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4           This exemption is primarily aimed at variable insurance contracts that are funded by insurance company separate accounts organized as Unit Investment Trusts; such separate accounts typically are sub-divided into sub-accounts, each of which invests exclusively in shares of an underlying Open-End Investment Company.

             purposes of the Code, collectively, these securities are referred to as “Exempt Securities.”

b.
Non-Discretionary Accounts.  Purchases or sales effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed. Non-Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch’s Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades).

For example, Covered Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary. Transactions in Qualified Tuition Programs may also be considered as non-discretionary, provided an Access Person has no direct or indirect influence or control over the investment decision making process in the program (i.e., the Access Person is not able to select a Monitored Fund for purchase or sale).

Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions.

c.
Batterymarch’s 401(k) Plan Transactions.  Elections regarding future contributions to the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan are not deemed to be transactions and are therefore not subject to (i.e., they are exempt from) the preclearance and reporting requirements and the 60-day holding period requirement.

Payroll deduction contributions to the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan are deemed to be pursuant to an Automatic Investment Plan. They are also exempt from the preclearance and reporting requirements and the 60-day holding period requirement.

Movements of balances (including any exchanges) into or out of the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan are deemed to be purchases or redemptions of those funds for purposes of the 60-day holding period requirement. However, these transactions are also exempt from the preclearance and reporting requirements of the Code even though they are subject to the 60-day holding period requirement. The administrator of Batterymarch’s 401(k) Plan provides Batterymarch’s Compliance Department with monthly transaction reporting. As a result, Access Persons do not need to report movements of balances (including any exchanges) into or out of the Batterymarch-Managed Funds in Batterymarch’s 401(k) Plan.

Movements of balances into or out of the Batterymarch-Managed Funds outside of Batterymarch’s 401(k) Plan (such as through a spouse’s 401(k) plan or other retirement plan or any other account) are subject to the Code’s reporting and 60-day holding period requirements. Please note that certain Batterymarch-Managed Funds are a common investment vehicle in employee benefit plans in which Immediate Family members may participate.

d.
Certain Transactions Under Legg Mason’s Employee Stock Plans. The receipt or exercise of an employee stock Option under any of Legg Mason’s employee stock Option plans and the purchase or sale of Legg Mason stock within any of Legg Mason’s employee stock purchase plans is exempt from the preclearance and reporting requirements under the Code.

With the exception of sales within Legg Mason’s employee stock purchase plans, the sale of Legg Mason stock is subject to the Code’s reporting requirements. For example, the sale of Legg Mason stock under Legg Mason’s employee stock Option plans must be reported.

2.
Exemptions from Preclearance and Treatment as a Prohibited Transaction (but Reporting is Required). The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons) and the prohibited transaction restrictions set forth in Section IV.C.2. (Generally Prohibited Securities Transactions) of the Code, but are subject to the Code’s reporting requirements (i.e., the transactions must be reported):

a.
Commodities, Futures, and Options on Futures.  Any purchase or sale involving non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks) and Options on futures.

b.
Closed-End Index Funds.  Any purchase or sale of a Closed-End Index Fund. However, purchases or sales of other Closed-End Investment Companies are subject to both the preclearance and reporting requirements of the Code.

c.
Exchange-Traded Funds.  Any purchase or sale of an Exchange-Traded Fund, regardless of whether the Exchange-Traded Fund is structured as an Open-End Investment Company or Unit Investment Trust. However, purchases or sales of other Unit Investment Trusts are subject to both the preclearance and reporting requirements of the Code, unless the Unit Investment Trust invests exclusively in one or more Open-End Investment Companies that are not Monitored Funds, in which case such Unit Investment Trust would be exempt from both the preclearance and reporting requirements of the Code.

d.	Open-End Investment Companies Not Registered in the U.S. Any purchase or sale of an Open-End Investment Company that is not registered in the U.S.

e.
Options on Broad-Based Indices.  Any transaction involving Options on Broad-Based Indices. However, Options on indices not considered to be Broad-Based Indices are subject to both the preclearance and reporting requirements of the Code.5

f.
Involuntary Transactions (Including Certain Corporate Actions).  Transactions that are involuntary on the part of an Access Person, such as stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Covered Securities and sales of fractional shares. However, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared.

g.	Automatic Investment Plans. Transactions effected pursuant to an Automatic Investment Plan.

h.
Rights.  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

i.	Sales Pursuant to a Bona Fide Tender Offer. Any sales effected pursuant to a bona fide tender offer.

j.	Bona Fide Gifts or Contributions of Securities. Access Persons desiring to make a bona fide gift or contribution of Covered

____________________________
5           Any question concerning whether an index is considered to be a Broad-Based Index should be addressed to the Preclearance Officer.

Securities or who receive a bona fide gift of Covered Securities, including an inheritance, do not need to preclear the transaction. However, the Access Person must report such bona fide gifts or contributions to Batterymarch’s Compliance Department within 30 calendar days after the end of the calendar quarter such gift or contribution was made and must disclose the following information: (i) the identity of the person receiving/giving the gift; (ii) the date of the transaction; (iii) the name of the broker through which the transaction was effected; (iv) the name of the Covered Security; and (v) the number of shares of the Covered Security. A bona fide gift or contribution is one where the donor does not receive anything of monetary value in return. An Access Person who purchases a Covered Security with the intention of making a gift or contribution must preclear the purchase transaction.

k.
Legg Mason Stock Outside Restricted Period.  Any purchase or sale of Legg Mason’s publicly traded securities effected by an Access Person outside the Restricted Period. However, Short Sales of Legg Mason’s publicly traded securities by employees are prohibited, with the exception of Short Sales “against the box.”

l.
Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans.  Purchases of an employer’s securities done under a bona fide employee benefit or stock plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family do not require preclearance, but must be reported.

The receipt of Options in an employer’s securities done under a bona fide employee stock Option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family does not require preclearance or reporting.

The exercise of Options in an employer’s securities done under a bona fide employee stock Option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family does not require preclearance, but must be reported.

Sales of the employer’s stock, whether part of the employee benefit or stock plan, do require both preclearance and reporting.

Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of their employer are subject to the preclearance and reporting requirements of the Code.

m.	Fixed Income Investments. Any purchase or sale of a Fixed Income Investment, except as set forth in Section IV.C.2.g. of the Code.

n.
Monitored Funds.  Any purchase or sale of shares of a Monitored Fund, except as set forth in Section IV.C.2.f. of the Code. However, transactions in Monitored Funds in Batterymarch’s 401(k) Plan are also exempt from reporting (as set forth in Section IV.D.1.c. of the Code).

For purposes of the Code, all Batterymarch-Managed Funds and all Open-End Investment Companies registered under the Investment Company Act of 1940, as amended (i.e., mutual funds) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter are considered “Monitored Funds.” From time to time, Legg Mason will publish a list of the Monitored Funds. This list will be posted in Batterymarch’s Compliance Program Policies and Procedures Manual. Access Persons shall rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Monitored Funds.

o.	Others. Transactions in other securities as may from time to time be designated in writing by Batterymarch’s Compliance Department on the ground that the risk of abuse is minimal or non-existent.

3.
Exemption from Treatment as a Prohibited Transaction.  The following Covered Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section IV.C.2. (Generally Prohibited Securities Transactions) of the Code. However, they are subject to the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons) of the Code and the Code’s reporting requirements:

a.
De Minimis Transactions.  A Preclearance Officer may approve certain de minimis transactions even when Batterymarch is trading in such securities for the Client Accounts, provided the restrictions and conditions described below are met. In such instances, the prohibitions set forth in Sections IV.C.2.c. (Same-Day Blackout) and IV.C.2.d. (7-Day Blackout) of the Code are not applicable to any Covered Securities Transaction, or series of related transactions, effected during any calendar day, not exceeding the amount of US$10,000 in the securities of companies with a market capitalization of US$5 billion or higher. However, the prohibitions set forth in Sections IV.C.2.e. (60-

              Day Blackout) and IV.C.2.f. (60-Day Holding Period for Batterymarch-Managed Funds) of the Code continue to apply to de minimis transactions.

The following restrictions or conditions are imposed upon the above-described transactions:

i.
The Access Person must not be using knowledge, and must certify on the Covered Security Trade Preclearance Request Form (Appendix 6) that he or she is not using knowledge, of any open, executed or pending transactions by a Client Account to profit by the market effect of such Client Account transaction; and

ii.	The Access Person must cooperate with the Preclearance Officer’s request to document market capitalization amounts and any other requested information.

b.
Transactions in Securities Held in Batterymarch-Managed Funds that are Index Funds.  A Preclearance Officer may authorize Covered Securities Transactions when Batterymarch is trading in such securities exclusively for Batterymarch-Managed Funds that are Index Funds. The prohibitions set forth in Sections IV.C.2.c. (Same-Day Blackout), IV.C.2.d. (7-Day Blackout) and IV.C.2.e. (60-Day Blackout) of the Code are not applicable to any Covered Securities Transaction involving a security traded exclusively for a Batterymarch-Managed Fund that is an Index Fund. However, these prohibitions apply to Covered Securities Transactions involving securities traded in all other Batterymarch-Managed Funds.

V.           REPORTING REQUIREMENTS

A.           Initial and Annual Certifications.  Within 10 days of being designated as an Access Person and on an annual basis thereafter, all Access Persons must complete and submit to Batterymarch’s Compliance Department the Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2). Access Persons must certify in writing or electronically that they have: (i) received a copy of the Code; (ii) read and understood all provisions of the Code; and (iii) agree to comply with the Code (or have complied with the Code). The Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2) must be signed and dated by the Access Person.

The annual certification must be submitted by Access Persons to Batterymarch’s Compliance Department within 30 days after Batterymarch’s fiscal year-end (i.e., by April 30).

As part of the annual certification, Access Persons will be required to certify that they are not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.

B.           Acknowledgement of Amendments to the Code.  Batterymarch’s Compliance Department will provide Access Persons with any amendments to the Code. Within 10 days of receiving such amendments, all Access Persons must complete and submit to Batterymarch’s Compliance Department the Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2). Access Persons must certify in writing or electronically that they have received, read and understood the amendments to the Code. The Acknowledgement of Receipt of Code of Ethics or Amendment to the Code (Appendix 2) must be signed and dated by the Access Person.

C.           Initial and Annual Disclosure of Personal Holdings and Reportable Accounts.  Within 10 days of being designated as an Access Person and on an annual basis thereafter, an Access Person must disclose all holdings of Covered Securities in which such Access Person has a Beneficial Interest on the Personal Holdings Report (Appendix 4).

The Personal Holdings Report (Appendix 4) must include, at a minimum: (i) the name of each Covered Security in which the Access Person has a Beneficial Interest; (ii) the exchange ticker symbol or CUSIP/SEDOL number of each Covered Security held; (iii) the number of shares of each Covered Security held; (iv) the principal amount of each Covered Security; (v) the name of the broker, dealer or bank with which the Access Person maintains an account in which each Covered Security is held; (vi) the account title; and (vii) the account number. The Personal Holdings Report (Appendix 4) must also be signed and dated by the Access Person.

The Personal Holdings Report (Appendix 4) must include a listing of all Covered Securities held in accounts maintained with a broker, dealer or bank as well as a listing of all Covered Securities held outside of securities trading accounts in which the Access Person has a Beneficial Interest, such as physical certificates.

Please note: A Monitored Fund is a Covered Security.

The information contained in the Personal Holdings Report (Appendix 4) must be current as of a date no more than 45 calendar days prior to the date an employee is designated as an Access Person or the date the report is submitted on an annual basis.

Within 10 days of being designated as an Access Person and on an annual basis thereafter, an Access Person must also submit the Certification of Reportable Accounts (Appendix 5).

The Certification of Reportable Accounts (Appendix 5) must include: (i) a listing of all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn’t hold Covered Securities, but has the capability of holding Covered Securities, the account must be disclosed); and (ii) a listing of all accounts that hold Monitored Funds (accounts that are listed in (i) above do not need to be listed twice. The listing must include, at a minimum: (a) the name of each broker, dealer or bank with which the Access Person maintains a reportable account; (b) the account title; and (c) the account number. The Certification of Reportable Accounts (Appendix 5) must also be signed and dated by the Access Person.

Please note: Personal holdings reports and transaction reporting relating to Open-End Investment Companies that are not Monitored Funds are not required. Therefore, Access Persons do not need to disclose accounts that are incapable of holding Covered Securities (i.e., “mutual fund-only accounts”) when no Monitored Funds are held in such accounts.

 The Personal Holdings Report (Appendix 4) and the Certification of Reportable Accounts (Appendix 5) must be submitted by Access Persons to Batterymarch’s Compliance Department within 30 days after Batterymarch’s fiscal year-end (i.e., by April 30).

Batterymarch’s Compliance Department reserves the right to require reporting in addition to the initial and annual reports described above.

D.           Quarterly New Account Reports.  If an Access Person opens an account at a broker, dealer, bank or mutual fund (provided the mutual fund account holds any Monitored Funds) during any calendar quarter that has not previously been disclosed, the Access Person must notify Batterymarch’s Compliance Department in writing or electronically of the existence of the account no later than 30 days after the end of such calendar quarter and make arrangements to comply with the requirements set forth in the Code.

On a quarterly basis, all Access Persons are required to disclose any new accounts opened in which the Access Person has a Beneficial Interest that have the capability of holding Covered Securities or that hold Monitored Funds regardless of what, if any, securities are maintained in such accounts. All Access Persons must complete and submit to Batterymarch’s Compliance Department a New Account(s) Report (Appendix 7) to disclose such accounts and include the following information for each new account: (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the account title; (iii) the account number; and (iv) the date the account was established. The New Account(s) Report (Appendix 7) must be signed and dated by the Access Person.

E.           Quarterly Transaction Reports.  All Access Persons are required to report all Covered Securities Transactions conducted during each calendar quarter no later than 30 days after the end of such calendar quarter. If an Access Person effected a Covered Securities Transaction during a calendar quarter that will not be reported on a brokerage confirmation and account statement, or broker electronic feed, that will be delivered to Batterymarch’s Compliance Department within 30 calendar days after the end of the calendar quarter, the Access Person must submit to Batterymarch’s Compliance Department a Transaction Report (Appendix 8) covering all unreported Covered Securities Transactions conducted during the calendar quarter no later than 30 days after the end of the calendar quarter.

The Transaction Report (Appendix 8) must include information about each unreported Covered Securities Transaction in which the Access Person had, or as a result of the transaction acquired, any Beneficial Interest. The Transaction Report (Appendix 8) must include: (i) the name of each Covered Security traded; (ii) the exchange ticker symbol or CUSIP/SEDOL number; (iii) the type of security; (iv) the number of shares of each Covered Securities Transaction; (v) the transaction type of each Covered Securities Transaction (i.e., purchase, sale, etc.); (vi) the price at which each Covered Securities Transaction was effected; (vii) the name of the broker, dealer or bank through which the Covered Securities Transaction was effected; and (viii) the date of each Covered Securities Transaction. The Transaction Report (Appendix 8) must also be signed and dated by the Access Person.

Please note: If all of the required information on a transaction is already included in a trade confirmation and account statement, or broker electronic feed, previously delivered to Batterymarch’s Compliance Department in compliance with the requirements described in Section V.F. (Duplicate Trade Confirmations and Account Statements), an Access Person does not need to submit a Transaction Report (Appendix 8).

Covered Securities Transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside of securities trading accounts and transactions through employee benefit or stock Option plans, must be reported to Batterymarch’s Compliance Department using a Transaction Report (Appendix 8).

Access Persons that had no unreported Covered Securities Transactions during a calendar quarter are not required to submit a Transaction Report (Appendix 8).

Furthermore, a Transaction Report (Appendix 8) need not be submitted for: (i) any transaction in Exempt Securities [Section IV.D.1.a. (Exempt Securities)]; (ii) any transaction effected in a Non-Discretionary Account [Section IV.D.1.b. (Non-Discretionary Accounts)]; (iii) any transaction in Batterymarch’s 401(k) Plan since the information is available to Batterymarch’s Compliance Department from 401(k) Plan records [Section IV.D.1.c. (Batterymarch’s 401(k) Plan Transactions)]; (iv) the receipt or exercise of an employee stock Option under any of Legg Mason’s employee stock plans [Section IV.D.1.d. (Certain Transactions Under Legg Mason’s Employee Stock Plans)]; (v) the purchase or sale of Legg Mason stock under any of Legg Mason’s employee stock purchase plans [Section IV.D.1.d. (Certain Transactions Under Legg Mason’s Employee Stock Plans)]; and (vi) the receipt6 of Options in an employer’s securities done under a bona fide employee stock Option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person’s Immediate Family [Section IV.D.2.l. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans)].

Please note: Transactions in and holdings of Monitored Funds (such as through a spouse’s 401(k) plan or other retirement plan or any other account) are subject to the reporting requirements of the Code. Monitored Funds are a common investment vehicle in employee benefit plans in which your Immediate Family members may participate.

Batterymarch’s Compliance Department will review submitted Transaction Reports (Appendix 8) in accordance with the Procedures for Monitoring Compliance with the Code as delineated in Batterymarch’s Compliance Program Policies and Procedures Manual.

------------------------------
6           The exercise within an employee stock Option plan of Options involving securities of a firm not affiliated with Legg Mason by a member of an Access Person’s Immediate Family is reportable under the provisions of the Code. Thus, a Transaction Report (Appendix 8) must be submitted for such a transaction if the transaction is otherwise unreported to Batterymarch’s Compliance Department.

F.           Duplicate Trade Confirmations and Account Statements.  All Access Persons must arrange for Batterymarch’s Compliance Department to receive directly from any broker, dealer, or bank through which they have effected any Covered Securities Transaction, either: (i) an electronic feed that includes all of the information required to be included in the Personal Holdings Report (Appendix 4) and Transaction Report (Appendix 8) as described in Sections V.C. (Initial and Annual Disclosure of Personal Holdings and Reportable Accounts) and V.E. (Quarterly Transaction Reports) of the Code; or (ii) duplicate copies of all trade confirmations relating to each Covered Securities Transaction and statements relating to each account that holds, or potentially could hold, Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such account (thus, even if an account doesn’t hold Covered Securities, but has the capability of holding Covered Securities, the Access Person must arrange for duplicate trade confirmations and account statements to be sent to Batterymarch’s Compliance Department). Duplicate copies of trade confirmations and periodic account statements must be received by Batterymarch’s Compliance Department no less frequently than quarterly and no later than 30 days after the end of each calendar quarter.

If an Access Person opens an account at a broker, dealer or bank that has not previously been disclosed, the Access Person must notify Batterymarch’s Compliance Department in writing of the existence of the account as described in Section V.D. (Quarterly New Account Reports) of the Code and make arrangements to comply with the requirements set forth herein.

Access Persons are not required to arrange for the delivery of duplicate copies of trade confirmations and account statements relating to transactions in Batterymarch’s 401(k) Plan.

Access Persons may use the Sample Instruction Letter to Broker, Dealer or Bank (Appendix 10) as an instruction letter to request such documents from brokers, dealers or banks. If an Access Person is not able to arrange for duplicate trade confirmations and periodic account statements to be sent, the Access Person must immediately notify Batterymarch’s Compliance Department. If such documents are not received by Batterymarch’s Compliance Department within 30 days after the end of each calendar quarter, the Access Person must report all unreported Covered Securities Transactions in a Transaction Report (Appendix 8) as set forth in Section V.E. (Quarterly Transaction Reports) of the Code.

G.           Confidentiality. Batterymarch’s Compliance Department will use its best efforts to assure that the personal holdings information of Access Persons is treated confidentially. However, Batterymarch is required by law to review, retain and, in certain circumstances, disclose documents containing personal holdings information. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Legg Mason as is necessary to evaluate compliance with or sanctions under the Code or other requirements applicable to Legg Mason or Batterymarch.

H.           Availability of Reports.  All information supplied pursuant to this Code may be made available for inspection to Batterymarch’s Board of Directors, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Batterymarch’s Compliance Committee, Batterymarch’s Compliance Department, Legg Mason’s Legal and Compliance Department, any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which

Batterymarch or Legg Mason is a member, any state securities commission and any attorney or agent of the foregoing.

I.           Electronic Delivery of Reports.  All written disclosures, certifications and reporting required under this Code may be conducted electronically through personal trading software, broker feeds or by other means approved by Batterymarch’s Compliance Department, as applicable.

VI.           ADMINISTRATION AND ENFORCEMENT OF THE CODE

A.           Monitoring Compliance with the Code.  The Preclearance Officer will review available monthly and quarterly account statements, trade confirmations and transaction reports and any violation reports generated within personal trading software within 45 days after each month- or quarter-end.

B.           Reporting Violations.  All Supervised Persons are required to report violations of the Code promptly to Batterymarch’s Chief Compliance Officer or to another member of Batterymarch’s Compliance Committee (provided Batterymarch’s Chief Compliance Officer also receives reports of all violations).

1.
Confidentiality.  Any reports of violations from Supervised Persons will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports of violations of the Code may be submitted to Batterymarch’s Chief Compliance Officer on an anonymous basis.

2.
Types of Reporting.  The types of reporting required include: (a) noncompliance with applicable laws, rules and regulations; (b) fraud or illegal acts involving any aspect of Batterymarch’s or Legg Mason’s business; (c) material misstatements in regulatory filings, internal books and records, client records or reports; (d) activity that is harmful to clients, including shareholders of Monitored Funds; and (e) deviations from required controls and procedures that safeguard clients and Batterymarch. Supervised Persons are reminded to refer to the Legg Mason, Inc. Code of Conduct and the memorandum entitled Reporting Potentially Illegal or Unethical Activities (Legg Mason Employee Ethics Reporting Hotline), both of which reside in Batterymarch’s Compliance Program Policies and Procedures Manual.

3.	Retaliation. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

C.           Investigating Violations of the Code.  Batterymarch’s Compliance Department is responsible for investigating any suspected violation of the Code and shall communicate promptly to an Access Person any suspected violation of the Code by such Access Person. Furthermore, Batterymarch’s Compliance Department shall report the results of any investigation relating to a violation of the Code affecting any Batterymarch-Managed Fund to compliance personnel at the relevant Investment Company.

D.           Sanctions.  If Batterymarch’s Chief Compliance Officer determines that an Access Person has committed a violation of the Code, Batterymarch’s Compliance Committee and Legg Mason’s Legal and Compliance Department may impose sanctions and take other actions as they deem appropriate, including but not limited to a warning, a letter of caution and warning, a forced sale of securities, profit disgorgement, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator for cause.  In addition to sanctions, violations may result in civil referral to the Securities and Exchange Commission or criminal referral, where appropriate.

Where an Access Person is required to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result, the amount of profit shall be calculated by Batterymarch’s Compliance Department and shall be remitted by the Access Person to Batterymarch’s Compliance Committee. Batterymarch’s Compliance Committee will forward this amount to a charitable organization selected by Batterymarch. Failure to promptly abide by a directive from Batterymarch’s Compliance Committee, Batterymarch’s Compliance Department or Legg Mason’s Legal and Compliance Department to reverse a trade or forfeit profits may result in the imposition of additional sanctions.  No member of Batterymarch’s Compliance Department may review his or her own transaction.

E.           Exceptions to the Code.  Although exceptions to the Code will rarely, if ever, be granted, Batterymarch’s Compliance Department may grant exceptions to the requirements of the Code on a case-by-case basis if it finds that the proposed conduct involves negligible opportunity for abuse.

F.           Training and Education.  All Supervised Persons are required to attend any mandatory training sessions conducted by Batterymarch’s Compliance Department concerning the Code.

G.           Inquiries Regarding the Code.  Batterymarch’s Compliance Department will answer any questions about this Code or any other compliance-related matters.

H.           Annual Review.  Batterymarch’s Chief Compliance Officer will review the Code at least once a year and identify any recommended changes in existing restrictions or procedures based on his/her experience under the Code, evolving industry practices or developments in applicable laws or regulations, and will report such findings to Batterymarch’s Compliance Committee.

I.           Annual Report and Certification.  Pursuant to Rule 17j-1(c)(2)(ii) of the Investment Company Act of 1940, as amended, Batterymarch’s Compliance Department will, no less frequently than annually, furnish to the board of directors of each Investment Company for which Batterymarch serves as investment adviser or investment subadviser, a written report that:

1.	Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

2.	Certifies that Batterymarch has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

J.           Recordkeeping Requirements. Pursuant to Rule 17j-1(f) of the Investment Company Act of 1940, as amended, Batterymarch’s Compliance Department will maintain records in the manner and to the extent as set forth below, and will make these records available to the Securities and Exchange Commission or any of its representatives at any time and from time to time for reasonable periodic, special or other examination:

1.	A copy of each Code that is in effect, or at any time within the past 5 years was in effect, must be maintained in an easily accessible place;

2.
A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least 5 years after the end of the fiscal year in which the violation occurs;

3.
A copy of each report made by an Access Person as required by the Code, must be maintained for at least 5 years after the end of the fiscal year in which the report is made or the information is provided, the first 2 years in an easily accessible place;

4.
A record of all persons, currently or within the past 5 years, who are or were required to make reports pursuant to the Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

5.	A copy of each report required by the Code must be maintained for at least 5 years after the end of the fiscal year in which it is made, the first 2 years in an easily accessible place; and

6.
A record detailing the reasons supporting the decision, to approve the acquisition of a Covered Security by an Access Person in an Initial Public Offering or a Limited Offering, for at least 5 years after the end of the fiscal year in which the approval is granted.

VII.           DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

“401(k) Plan” means Batterymarch’s 401(k) plan, the Batterymarch Financial Management Profit Sharing and Retirement Plan.

“Access Person” means each Supervised Person who has access to nonpublic information regarding clients’ purchases or sales of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A Supervised Person who has access to nonpublic information regarding the portfolio holdings of Monitored Funds is also an Access Person.

Batterymarch’s Compliance Department has designated the following Supervised Persons as Access Persons:

(1)
Every officer and employee of Batterymarch (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by a Client Account;

(2)
Every natural person in a control relationship with Batterymarch or a Client Account who obtains information concerning recommendations made to a Client Account with regard to the purchase or sale of a Covered Security, prior to its dissemination or prior to the execution of all resulting trades; and

(3)	Such other persons as Batterymarch’s Compliance Department or Legg Mason’s Legal and Compliance Department shall designate.

Legg Mason representatives on the board of directors of Batterymarch are not considered to be Access Persons since they are not involved in making securities recommendations for any Client Accounts and do not have access to nonpublic information regarding the purchase or sale of Covered Securities by the Client Accounts.

This Code also does not apply to any employee of Legg Mason & Co., LLC who is covered under the Legg Mason & Co., LLC Code of Ethics unless such person has been designated as an Access Person subject to this Code by Batterymarch’s Chief Compliance Officer.

Any uncertainty as to whether an individual is an Access Person shall be brought to the attention of Batterymarch’s Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “Access Person” found in Rule 204A-1(e)(1) promulgated under the Investment Advisers Act of 1940, as amended.

“Automatic Investment Plan” means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation without affirmative action by the Access Person. Examples are as follows:

(1)
Dividend Reinvestment Plans (“DRIPs”).  The automatic investment of dividends under a DRIP is deemed to be pursuant to an Automatic Investment Plan. Optional cash purchases (i.e., the right to buy additional shares through the DRIP) are not considered Automatic Investment Plans unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

(2)
Payroll deductions. Deductions from payroll directly into an investment account are deemed to be done pursuant to an Automatic Investment Plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

(3)
Bank Account Drafts or Deposits. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an Automatic Investment Plan, provided that, in either case:

a.	There is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and

b.	At least 2 drafts or deposits were executed according to the schedule.

(4)
Automatic mutual fund exchange programs. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

(5)	Automatic mutual fund withdrawal programs. Automatic withdrawals of a fixed dollar amount out of one mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

(6)
Asset allocation accounts.  Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories. Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Code, both the investment of new money into, and periodic rebalancings within, an asset allocation account are deemed to be done pursuant to an Automatic Investment Plan. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset allocation accounts.

(7)
Qualified Tuition Programs. Many jurisdictions have Qualified Tuition Programs (often referred to as “529” plans or college savings plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an Automatic Investment Plan. A college savings plan could qualify as an Automatic Investment Plan if it meets the requirements for an asset allocation account, bank account draft or a payroll deduction.

“Batterymarch” means Batterymarch Financial Management, Inc.

“Batterymarch Affiliate” means any company that controls, is controlled by, or is under common control with Batterymarch.

“Batterymarch’s Chief Compliance Officer” means that person designated in Contact Persons (Appendix 1).

“Batterymarch’s Compliance Committee” means the Batterymarch committee that is responsible for establishing and monitoring Batterymarch’s compliance policies and procedures in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended. Batterymarch’s Compliance Committee consists of Batterymarch’s Chief Executive Officer, President and Chief Compliance Officer.

“Batterymarch’s Compliance Department” means the compliance department of Batterymarch and the persons designated in Contact Persons (Appendix 1).

“Batterymarch-Managed Fund” means an Investment Company or other pooled investment vehicle managed by Batterymarch.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in the subject Covered Securities.

An Access Person is deemed to have a Beneficial Interest in the following:

(1)	Any Covered Security owned individually by the Access Person;

(2)	Any Covered Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

(3)	Any Covered Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if:

a.	the Covered Security is held in an account over which the Access Person has decision-making authority (for example, the Access Person acts as trustee, executor, or guardian); or

b.	the Covered Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

The following is guidance on applying this definition to some common situations:

Family Members.  An Access Person is presumed to have a Beneficial Interest in any Covered Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide Batterymarch’s Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Covered Security and exercises no control over investment decisions made regarding the Covered Security. It will be difficult to rebut this presumption if, with respect to the other person, the Access Person commingles any assets or shares any expenses, provides or receives any financial support, influences investment decisions, includes them as a dependent for tax purposes or as a beneficiary under an employee benefit plan or is in any way financially codependent. Any attempt to disclaim Beneficial Interest with respect to Immediate Family members who share the same household as the Access Person must be based upon countervailing facts that an Access Person can prove in writing.

Partnerships. If an Access Person is a general partner in a general or limited partnership, the Access Person is deemed to own his or her proportionate share of the securities owned by the partnership. An Access Person’s “proportionate share” is the greater of such person’s share of profits or share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

Shareholders of Corporations. An Access Person is not deemed to own the securities held by a corporation in which the Access Person is a shareholder unless the Access Person is a controlling shareholder or the Access Person has or shares investment control over the corporation’s portfolio.

Trusts. Generally, parties to a trust will be deemed to have a Beneficial Interest in the securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. “Investment control” is the power to direct the disposition of the securities in the trust.

Derivative Securities. An Access Person is deemed to have a Beneficial Interest in any security the Access Person has the right to acquire through the exercise or conversion of any Option, warrant, convertible security or other derivative security, whether or not presently exercisable.

Access Persons may use the Certification of No Beneficial Interest (Appendix 9) to rebut the presumption of Beneficial Interest in any Covered Securities.

Any uncertainty as to whether an Access Person has a Beneficial Interest in a Covered Security shall be brought to the attention of Batterymarch’s Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a)(1), (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

“Broad-Based Index” means an index designed to reflect the movement of an entire market (i.e., a broad number of industries and sectors). Broad-Based Indices include, but are not limited to, the S&P MidCap 400, S&P 500, S&P Small Cap 600, Russell 1000, Russell 2000, Russell 2500, Russell 3000, NASDAQ 100, Nikkei 300, NYSE Composite and Wilshire Small Cap. The Chicago Board Options Exchange (“CBOE”) Volatility Index (a measure of the expected volatility of the S&P 500 Index) would also be considered a Broad-Based Index under the Code. An index that tracks just one industry, such as the NASDAQ Pharmaceutical Index, is not considered a Broad-Based Index. Any uncertainty as to whether an index is considered to be a Broad-Based Index shall be brought to the attention of Batterymarch’s Compliance Department.

“Client Account” means any separate or commingled account for which Batterymarch serves as an investment manager, adviser or sub-adviser, including Investment Companies and other collective funds.

“Closed-End Index Fund” means an Index Fund that is a Closed-End Investment Company. An investment in a Closed-End Index Fund is exempt from the preclearance requirements, but is subject to the reporting requirements, of the Code.

“Closed-End Investment Company” means an Investment Company that has a fixed number of shares and is often listed on a major stock exchange. Unlike Open-End Investment Companies, Closed-End Investment Companies do not stand ready to issue and redeem shares on a continuous basis. Investments in Closed-End Investment Companies are subject to the preclearance and reporting requirements of the Code, with the exception of an investment in a Closed-End Index Fund.

“Code” means this Code of Ethics, as amended.

“Covered Security” includes stocks, bonds (including Fixed Income Investments), obligations otherwise convertible into stock and all derivative instruments of the foregoing, such as Options and warrants. Also, includes Monitored Funds, Closed-End Investment Companies, Exchange-Traded Funds, Unit Investment Trusts and Private Placements. A Covered Security does not include futures or Options on futures or Open-End Investment Companies not registered under the Investment Company Act of 1940, as amended, but the purchase and sale of such instruments and funds are nevertheless subject to the reporting requirements of the Code.

Please note: Unless expressly exempted from the preclearance or reporting requirements of the Code, all securities transactions are considered Covered Securities Transactions subject to the preclearance and reporting requirements under the provisions of the Code.

“Covered Securities Transaction” means a purchase or sale of Covered Securities in which an Access Person has or acquires a Beneficial Interest.

“Equivalent Security” means any security issued by the same entity as the issuer of a subject Covered Security, including Options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, the Options Clearing Corporation or a similar entity issues them.

“Exchange-Traded Fund” or “ETF” means an Investment Company that operates pursuant to an order from the Securities and Exchange Commission exempting the ETF from certain provisions of the Investment Company Act of 1940, as amended, so that the ETF may issue securities that trade in a secondary market and which are redeemable only in large aggregations called creation units. An ETF’s shares trade on a stock exchange intraday like a stock. However, an ETF is also like a mutual fund, in that it holds a basket of securities. An ETF registers with the Securities and Exchange Commission either as an Open-End Investment Company or as a Unit Investment Trust. Investments in ETFs are exempt from the preclearance requirements, but are subject to the reporting requirements, of the Code.

“Exempt Security” means any security that is expressly exempted from the preclearance or reporting requirements of the Code, where applicable.

“Fixed Income Investment” means any security that pays a fixed rate of return and is not traded by Batterymarch on behalf of the Client Accounts (e.g., government, corporate and municipal bonds), other than fixed income securities convertible into equity securities.

“Immediate Family” of an Access Person means any of the following persons:

(1)	An employee’s spouse or domestic partner;

(2)	Children (including step-children, foster children, sons-in-law and daughters-in-law);

(3)	Grandchildren;

(4)	Parents (including step-parents, mothers-in-law and fathers-in-law);

(5)	Grandparents; and

(6)	Siblings (including brothers-in-law, sisters-in-law and step-brothers and sisters).
Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that Batterymarch’s Compliance Department determines could lead to possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which this Code is intended to prevent.

“Index Fund” means an Investment Company or managed portfolio that contains securities of an index in proportions designed to replicate the return of the index.

“Initial Public Offering” means the first offering of a company’s securities to the public through an allocation by the underwriter.

“Investment Club” means a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.

“Investment Company” means a company that issues securities that represent an undivided interest in the net assets held by the company. The federal securities laws categorize Investment Companies into three basic types: (1) mutual funds (legally known as Open-End

Investment Companies); (2) closed-end funds (legally known as Closed-End Investment Companies; and (3) Unit Investment Trusts.

“Investment Company Act of 1940” is legislation passed by Congress requiring registration and regulation of investment companies by the Securities and Exchange Commission. The Act sets the standards by which mutual funds and other investment vehicles of investment companies operate.

“Investment Person” means each Portfolio Manager and any other Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager’s decisions.

“Investment Team” means the group of Portfolio Managers responsible for the management of Client Accounts invested under similar mandates.

“Legg Mason” means Legg Mason, Inc., the parent company of Batterymarch.

“Legg Mason Fund” means an Investment Company registered under the Investment Company Act of 1940, as amended (or a portfolio or series thereof, as the case may be) offered by Legg Mason or a Batterymarch Affiliate.

“Legg Mason’s Legal and Compliance Department” means the Legal and Compliance Department of Legg Mason.

“Limited Offering” (also known as a Private Offering) means an offering that is exempt from registration under Sections 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505 or 506 adopted thereunder.

“Monitored Fund” means an Investment Company or other pooled investment vehicle managed by Batterymarch (a “Batterymarch-Managed Fund”) or an Open-End Investment Company registered under the Investment Company Act of 1940, as amended (i.e., a mutual fund) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter. From time to time, Legg Mason will publish a list of the Monitored Funds. This list will be posted in Batterymarch’s Compliance Program Policies and Procedures Manual. Access Persons shall rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Monitored Funds.

“Non-Discretionary Account” means an account for which an Access Person has no direct or indirect control over the investment decision-making process and no knowledge of transactions until they are completed.

“Open-End Investment Company” means an Investment Company that continually creates new shares on demand. A mutual fund registered under the Investment Company Act of 1940, as amended is an Open-End Investment Company.

“Option” means a security that gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. Any Access Person who buys/sells an Option is generally deemed to have purchased/sold the underlying security when the Option was purchased/sold.

(1)           Call Options

(a)	If an employee buys a call Option, the employee is considered to have purchased the underlying security on the date the Option was purchased.

(b)	If an employee sells a call Option, the employee is considered to have sold the underlying security on the date the Option was sold.

(2)           Put Options

(a)	If an employee buys a put Option, the employee is considered to have sold the underlying security on the date the Option was purchased.

(b)	If an employee sells a put Option, the employee is considered to have purchased the underlying security on the date the Option was sold.

“Portfolio Manager” means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Client Account. Exclusively for purposes of the Code, each portfolio manager and research analyst on an Investment Team who makes recommendations or decisions regarding the purchase or sale of securities for the Client Accounts managed by that Investment Team is a Portfolio Manager with respect to such Client Accounts.

“Preclearance Officer” means the person designated as a Preclearance Officer in Contact Persons (Appendix 1) hereof or such person’s designee(s).

“Private Offering” (also known as a Limited Offering) means an offering that is exempt from registration under Sections 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505 or 506 adopted thereunder. A Private Placement is an example of a Private Offering. Such offerings are exempt from registration because they do not constitute a public offering.

“Private Placement” means an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933, as amended. Private Placements can include limited partnerships, certain co-operative investments in real estate, commingled investment vehicles such as hedge funds and investments in family-owned businesses. A Private Placement is an example of a Private Offering.

“Qualified Tuition Program” (also known as a Section “529” plan or a college savings plan) is a program set up to allow a person to either prepay, or contribute to an account established for paying, a student’s qualified education expenses at an eligible educational institution. Qualified Tuition Programs can be established and maintained by states (or agencies or instrumentalities of a state) and eligible educational institutions.

“Restricted Period” means the period beginning 5 trading days before the expected release of Legg Mason’s quarterly earnings and continuing for 2 trading days following the quarterly earnings release.

“Short Sale” means the sale of a security that is not owned by the seller at the time of the trade.

“Supervised Persons” include:

(1)	All employees of Batterymarch; and

(2)	Any other person who provides advice on behalf of Batterymarch and is subject to Batterymarch’s supervision and control.

“Unit Investment Trust” or “UIT” is an Investment Company that offers a fixed (unmanaged) portfolio of securities having a definite life. A UIT is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. Unlike an Open-End Investment Company, a UIT is created for a specific length of time (e.g., it will have a termination date that is established when the UIT is created) and has a fixed portfolio, meaning that the UIT does not actively trade its investment portfolio, except in certain limited situations. Because the investment portfolio of a UIT generally is fixed, investors know more or less what they are investing in for the duration of their investment. Investors will find the portfolio securities held by the UIT listed in its prospectus. Some Exchange-Traded Funds are technically classified as UITs. However, Exchange-Traded Funds do not have fixed portfolios (they are either managed or update automatically to follow an index). Investments in UITs are subject to both the preclearance and reporting requirements of the Code, except for the following: (1) investments in UITs that are invested exclusively in one or more Open-End Investment Companies none of which are Monitored Funds; and (2) Exchange-Traded Funds that are structured as UITs. Investments in UITs that are invested exclusively in one or more Open-End Investment Companies none of which are Monitored Funds are exempt from both the preclearance and reporting requirements of the Code, while Exchange-Traded Funds are exempt from the preclearance requirements, but are subject to the reporting requirements, of the Code.

“U.S.” means the United States.

VIII.           APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1.                      Contact Persons

Appendix 2.                      Acknowledgement of Receipt of Code of Ethics or Amendment to the Code

Appendix 3.                      Annual Certification of Compliance with Code of Ethics

Appendix 4.                      Personal Holdings Report

Appendix 5.                      Certification of Reportable Accounts

Appendix 6.                      Covered Security Trade Preclearance Request Form

Appendix 7.                      New Account(s) Report

Appendix 8.                      Transaction Report

Appendix 9.                      Certification of No Beneficial Interest

Appendix 10.                   Sample Instruction Letter to Broker, Dealer or Bank

Appendix 1
                                    CONTACT PERSONS

PRECLEARANCE OFFICER

Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICER

Christopher J. Dahlberg
Denise A. Larson

BATTERYMARCH’S CHIEF COMPLIANCE OFFICER

Philip E. Channen

BATTERYMARCH’S COMPLIANCE DEPARTMENT

Philip E. Channen
Christopher J. Dahlberg
Denise A. Larson

Appendix 2
ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS
OR AMENDMENT TO THE CODE

I acknowledge that I have received the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”) and represent that:

1.           I have read the Code and I understand that it applies to me and to all Covered Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Covered Securities owned by members of my Immediate Family and that Covered Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code. I have also read the definitions of “Batterymarch-Managed Funds,” “Covered Securities,” “Immediate Family” and “Monitored Funds” and understand such definitions and the distinctions between them.

2.           In accordance with Section IV.A. of the Code, I will obtain prior written authorization for all Covered Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Sections IV.D.1. or IV.D.2. of the Code.

3.           In accordance with Sections V.D. and V.E. of the Code, I will report all new accounts opened on a quarterly basis that may hold Covered Securities or that hold Monitored Funds in which I have a Beneficial Interest and provide at least quarterly transaction reports in all Covered Securities Transactions in which I have or acquire a Beneficial Interest.

4.           I agree to disgorge any profits on prohibited transactions in accordance with the requirements of the Code.

5.           I will comply with the Code in all other respects.

6.           I am not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.

Comments: _________________________________________________________________________________________________________________________________________________________

___________________________                                    ___________________________

Signed Name                                                                           Date

___________________________
Printed Name

Appendix 3
ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

I certify that during the period of April 1, _____ through March 31, _____:

1.           In accordance with Section V.C. of the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”), I have fully disclosed all holdings of Covered Securities in which I have a Beneficial Interest on the Personal Holdings Report, and all accounts that either could hold Covered Securities or that hold Monitored Funds on the Certification of Reportable Accounts.  I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Covered Securities owned by members of my Immediate Family and that Covered Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code. I have also read the definitions of “Batterymarch-Managed Funds,” “Covered Securities,” “Immediate Family” and “Monitored Funds” and understand such definitions and the distinctions between them.

☐ True

☐ False

Please explain what was not fully disclosed on the Personal Holdings Report:

______________________________________________________________________________

______________________________________________________________________________

2.           In accordance with Section IV.A. of the Code, I have obtained prior written authorization for all Covered Securities Transactions in which I have or acquired a Beneficial Interest, except for transactions exempt from preclearance under Sections IV.D.1. or IV.D.2. of the Code.

☐ True
☐ False

Please disclose each Covered Securities Transaction in which you have or acquired a Beneficial Interest but did not obtain prior written authorization as required under the Code:

Account Title: _________________________________________________________________

Account Number: _______________________________________________________________

Name of Broker: ________________________________________________________________

Name of Covered Security: _______________________________________________________

Ticker or CUSIP/SEDOL: ________________________________________________________

Number of shares or units purchased or sold: _________________________________________

Trade date: ____________________________________________________________________

Other relevant details (if any): _____________________________________________________

______________________________________________________________________________

3.           In accordance with Sections V.D. and V.E. of the Code, I have reported on a quarterly basis all new accounts opened that may hold Covered Securities or that hold Monitored Funds in which I have a Beneficial Interest and have provided at least quarterly transaction reports in all Covered Securities Transactions in which I have or acquired a Beneficial Interest.

☐ True
☐ False

Please disclose each new account that you have not reported as required under the Code:

Account Title: _________________________________________________________________

Account Number: _______________________________________________________________

Name of Broker, Dealer, Bank or Mutual Fund Company: _______________________________

Date Opened: __________________________________________________________________

4.           In accordance with Section IV.C.2.b. of the Code, if I am classified as an Investment Person, I must obtain written authorization from Batterymarch’s CCO on an annual basis to continue holding any securities obtained in a Private Offering (as that term is defined in the Code).

Investment Persons only (all other Access Persons should answer “N/A”): I hold one or more securities obtained in a Private Offering:

☐ True
☐ False
☐ N/A

Please identify each of your holdings of Covered Securities that are Private Offerings:

Security Description: ____________________________________________________________

Symbol: ______________________________________________________________________

5.           I have complied with the Code in all other respects.

☐ True
☐ False

By checking the box below, I certify that the answers given above are true and complete to the best of my knowledge.

☐ True

___________________________                                                                ___________________________

Signed Name                                                                           Date

___________________________
Printed Name

Appendix 4
PERSONAL HOLDINGS REPORT

As of Date: ____________________

1.           In accordance with Section V.C. of the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”), the following is a list of all Covered Securities in which I have a Beneficial Interest:

NAME OF BROKER, DEALER, BANK OR MUTUAL FUND	ACCOUNT TITLE	ACCOUNT NUMBER	NAME OF SECURITY OR MONITORED FUND	EXCHANGE TICKER SYMBOL OR CUSIP/ SEDOL NO.	TYPE OF SECURITY	NUMBER OF SHARES	PRINCIPAL AMOUNT

(Attach separate sheet if necessary)

2.           I understand that if I am classified as an Investment Person, I must obtain written authorization from Batterymarch’s Chief Compliance Officer on an annual basis to continue holding any securities obtained in a Private Offering, in accordance with Section IV.C.2.b. of the Code. To comply with this requirement, I certify that, if I am an Investment Person, I have reported each of my holdings of Covered Securities that are Private Offerings in my Annual Certification of Compliance with Code of Ethics.

3.           I certify that the information on this form is accurate and complete.

___________________________                                                                   ___________________________

Signed Name                                                                   Date

___________________________
Printed Name

Appendix 5
CERTIFICATION OF REPORTABLE ACCOUNTS

1.           The following is a list of all accounts in which I have a Beneficial Interest that have the capability of holding Covered Securities or that hold Monitored Funds.

NAME OF BROKER, DEALER, BANK OR MUTUAL FUND COMPANY	ACCOUNT NUMBER	ACCOUNT TITLE	ACCOUNT TYPE	ACCOUNT OWNER	ESTABLISHED DATE

(Attach separate sheet if necessary)

2.           I certify that the information on this form is accurate and complete.

___________________________                                                                ___________________________
Signed Name                                                                           Date

___________________________
Printed Name

Appendix 6
COVERED SECURITY TRADE PRECLEARANCE REQUEST FORM

Event Type:                                                                Entry Date:

☐ Broker Action                                                                ____________________________ (MM/DD/YYYY)
☐ Broker Confirm
☐ Preclearance

Access Person: ____________________________________________________________________

Broker Account: ___________________________________________________________________

Symbol: __________________________________________________________________________

Security Name: ____________________________________________________________________

Transaction Type:

☐ Buy
☐ Sell

Quantity: _________________________________________________________________________

Activity Type:

☐ OTHER TRANSACTION ACTIVITY
☐ BUY/CLOSE
☐ BUY/OPEN
☐ COVER
☐ FUTURE
☐ INITIAL HOLDINGS
☐ OPTION CALL
☐ OPTION PUT
☐ RECONCILIATION ADJUSTMENT
☐ SECURITY ACQUISITION
☐ SECURITY DISPOSITION
☐ SELL/CLOSE
☐ SELL/OPEN
☐ SHORT

Private Offering:                                                                Security Offering:

☐ No                                                                ☐ No
☐ Yes                                                                ☐ Yes

IPO:                                                                Order Type:

☐ No                                                                ☐ Market
☐ Yes                                                                ☐ Limit

Option Type:                                                                Option Symbol:

☐ PUT                                                                           ___________________________________________
☐ CALL

Estimated Value:                                                                Currency:

_______________________________                                                                ____           ☐ USD
☐ Other: ___________________________________

User Comment: ____________________________________________________________________

____________________________________________________________________________________

In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a)           I do not possess any material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

(b)           I am not aware that any Client Account or any client account managed by a Batterymarch Affiliate has an open order to buy or sell the Covered Security or an Equivalent Security.

(c)           By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Client Account or any client account managed by a Batterymarch Affiliate to profit by the market effect of such transaction.

(d)           If trading in the shares of a Batterymarch-Managed Fund, I am not using knowledge of the portfolio holdings of the Batterymarch-Managed Fund in an effort to profit through short-term trading of such Fund.

(e)           The Covered Security is not being acquired in an Initial Public Offering or, if it is, I have reviewed Section IV.C.2.a. of the Code and have attached hereto a written explanation of such transaction.

(f)           The Covered Security is not being acquired in a Private Offering or, if it is, I have reviewed Section IV.C.2.b. of the Code and have attached hereto a written explanation of such transaction.

(g)           (Investment Persons Only.) If I am selling (or purchasing) the Covered Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased (or sold) the Covered Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Covered Securities Transactions by me.

(h)           (Portfolio Managers Only.) If I am purchasing or selling the Covered Security, I have not in the past 7 calendar days purchased or sold the Covered Security or an Equivalent Security for a Client Account. I also am not considering purchasing or selling the Covered Security or an Equivalent Security for a Client Account in the next 7 calendar days.

(i)           If I am requesting authorization for a sale of a Batterymarch-Managed Fund, I have not purchased shares of the same Batterymarch-Managed Fund within 60 calendar days, or vice-versa.

(j)           I understand that if this trade is authorized, the length of the trade authorization approval will not extend beyond the close of business on the trading day the authorization is granted (as stated in Section IV.A.4. of the Code). If the order is not placed during this day, a new authorization must be obtained before the order is placed.

(k)           Once this order is executed, I understand that I must satisfy the transaction and periodic statement reporting requirements as stated in Sections V.E. and V.F. (as applicable) of the Code. If this order is not executed, I agree to notify the Preclearance Officer.

(l)           I believe that the proposed trade fully complies with the requirements of the Code, and if trading shares of a Monitored Fund, the policies outlined in the Prospectus of the Monitored Fund.

Any other relevant trade details (including Limit Price, if applicable):

______________________________________________________________________________

______________________________________________________________________________

What type of Order is this?

☐ Market Order
☐ Limit Order

I certify that I have reported all Covered Securities Transactions to Batterymarch’s Compliance Department during the past calendar quarter.

Checking the box to the right represents my electronic signature on this document.

☐ True

___________________________                                                                ___________________________

Signed Name                                                                           Date

__________________________
Printed Name

 Appendix 7
NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial Interest:

Date Opened: __________________________________________________________________

Name of Broker, Dealer, Bank or Mutual Fund: _______________________________________

Account Title: _________________________________________________________________

Account Number: _______________________________________________________________

Checking the box to the right represents my electronic signature on this document.

☐ True

___________________________                                                                ___________________________
Signed Name                                                                           Date

___________________________
Printed Name

Appendix 8
TRANSACTION REPORT

I have executed the following transactions during the past calendar quarter:

Name of Covered Security(s) Traded: _______________________________________________

Exchange Ticker Symbol or CUSIP/SEDOL Number: __________________________________

Type of Security: _______________________________________________________________

Number of Shares: ______________________________________________________________

Principal Amount: ______________________________________________________________

Interest Rate: __________________________________________________________________

Maturity Date: _________________________________________________________________

Transaction Type (e.g., Buy or Sell): ________________________________________________

Price of Trade (In Local Currency): _________________________________________________

Name of Broker, Dealer, Bank or Mutual Fund: _______________________________________

Trade Date: ____________________________________________________________________

(Attach separate sheet if necessary and include any other relevant details of each transaction)

I certify that I have reported all Covered Securities Transactions to Batterymarch’s Compliance Department during the past calendar quarter.

☐ True

I certify that the answers given above are true and complete to the best of my knowledge. Checking the box to the right represents my electronic signature on this document.

☐ True

___________________________                                                                ___________________________

Signed Name                                                                           Date

___________________________
Printed Name

Appendix 9
CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics dated July 1, 2013, as amended from time to time (the “Code”), and I understand that it applies to me and to all Covered Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Covered Securities owned by members of my Immediate Family and that Covered Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code. I have also read the definitions of “Batterymarch-Managed Funds,” “Covered Securities,” “Immediate Family” and “Monitored Funds” and understand such definitions and the distinctions between them. The following accounts are maintained by one or more members of my Immediate Family who reside in my household of which I wish to rebut the presumption of having a Beneficial Interest:

Name of Immediate Family Member Holding Account: _________________________________

Relationship of Immediate Family Member: __________________________________________

Name of Brokerage Firm: ________________________________________________________

Account Number at Brokerage Firm: ________________________________________________

I certify that with respect to the account listed above:

I do not own individually or jointly with others any of the securities/funds held in the account.

☐ True

I do not possess or exercise decision making authority over the account.

☐ True

I do not act as a broker or investment adviser representative for the account.

☐ True

I agree that I will notify Batterymarch’s Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

☐ Yes
☐ No

___________________________                                                                ___________________________
Signed Name                                                                           Date

___________________________
Printed Name

Appendix 10
SAMPLE INSTRUCTION LETTER TO BROKER, DEALER OR BANK

[Date]

[Broker Name]
[Address]

Re:           [Account Name]
[Account No.]

To Whom It May Concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer, Batterymarch Financial Management, Inc., shall be noted as an “Interested Party” with respect to the account(s). It shall, therefore, be sent copies of all trade confirmations and account statements relating to my account(s) on a regular basis.

Please send the requested documentation for the referenced account(s) directly to:

Batterymarch Financial Management, Inc.
P.O. Box 396
Burlington, MA  01803

This letter supersedes any prior instructions that I may have sent regarding the mailing of duplicate copies of trade confirmations and account statements.

Thank you for your cooperation.

If you have any questions, please contact me.

Sincerely,

[Name of Access Person]

Exhibit p (v)

W  E  L  L  I N G T O NM  A N A G E M  E  N  T

Code of Ethics

Personal Investing
Gifts and Entertainment
Outside Activities
Client Confidentiality

1 August 2013                                                                                                                       [Wellington Management grapic]

A Message from Our CEO

“The reputation of a thousand years may be determined by the conduct of one hour.”
    – Ancient proverb

[GRAPHIC OMITTED]

Wellington Management’s reputation is our most valuable asset, and it is built on trust – trust that we will always put our clients’ interests first and that our actions will fully meet our obligations as fiduciaries for our clients. Our personnel around the world play a critical role in ensuring that we continue to earn this trust. We must all adhere to the highest standards of profes- sional and ethical conduct. We must be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients’ inter- ests, or have the potential to cause damage to the firm’s reputation. To this end, each of us must act with integrity, honesty, and dignity. We must all remain vigilant in protecting the interests of our clients before our own, as reflected in our guiding principle: “client, firm, self.” If our standards slip or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years. Please take the time to read this Code of Ethics, learn the rules, and determine what you need to do to comply with them and continue to build on our clients’ trust and confidence in Wellington Management.

Sincerely,

/S Perry M. Traquina

Perry M. Traquina

Chairman and Chief Executive Officer

Standards of Conduct	3
Who Is Subject to the Code of Ethics?	3
Personal Investing	4
Which Types of Investments and Related Activities Are Prohibited?	4
Which Investment Accounts Must Be Reported?	4
What Are the Reporting Responsibilities for All Personnel?	5
What Are the Preclearance Responsibilities for All Personnel?	6
What Are the Additional Requirements for Investment Professionals?	8
Gifts and Entertainment	9
Outside Activities	10
Client Confidentiality	10
How We Enforce Our Code of Ethics	10
Closing	10

        Before You Get Started: Accessing the Code of Ethics System

The Code of Ethics System is accessible through the Intranet under Applications or direct access:

https://wellmanage.ptaconnect.com/pta/pages/logon.jsp.

Standards of Conduct

Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibit- ed, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

1

We act as fiduciaries to our clients. Each of us must put our clients’ interests above our own and must not take advantage of our management of clients’ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of  us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

2

We act with integrity and in accordance with both the letter and the spirit of the law. Our business is highly regulated, and we  are  committed  as  a  firm  to  compliance with those regulations. Each of us must also recognize our obligations as individuals to under- stand and obey the laws that apply to us in the conduct of our duties. They include laws and regula- tions that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the Council of Europe’s Criminal Law Convention on Corruption. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

Who Is Subject to the Code of Ethics?

Our Code of Ethics applies to all partners and employees of Wellington Management Company, llp, and its affiliates around the world. Its restrictions on personal investing also apply to temporary per- sonnel (including co-ops and interns) and consul- tants whose tenure with Wellington Management exceeds 90 days and who are deemed by our Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at #Code of Ethics Team or  through the Code of Ethics hotline, 617-790-8330 (x68330).

3

 Personal Investing

As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients.

Which Types of Investments and Related Activities Are Prohibited?

Our Code of Ethics prohibits the following personal investments and investment-related activities:

•	Purchasing or selling the following:

–	Initial public offerings (IPOs) of any securities

–	Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled

–	Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation

–	Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting

–	Securities that are the subject of a firmwide restriction

–	Single-stock futures

–	Options with an expiration date that is within 60 calendar days of the transaction date

–	HOLDRS (HOLding Company Depositary ReceiptS)

–	Securities of broker/dealers (or their affiliates) that the firm has approved for execution of cli- ent trades

–	Securities of any securities market or exchange on which the firm trades on behalf of clients

•	Effective 1 September 2013, purchasing an equity security if your aggregate ownership of the equity security exceeds 0.5% of the total shares outstand- ing of the issuer

[GRAPHIC OMITTED] Short-Term Trading

You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method  for purposes of this restriction. This short-term trad- ing rule does not apply to securities exempt from the Code’s preclearance requirements.

•	Taking a profit from any trading activity within a 60 calendar day window (see circle for more detail)

•	Using a derivative instrument to circumvent a restriction in the Code of Ethics

Which Investment Accounts Must Be Reported?

You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household,

and

that holds or is capable of holding any of the following covered investments:

•	Shares of stocks, ADRs, or other equity securities (including any security convertible into equity securities)

•
Bonds or notes (other than sovereign government bonds issued by Canada, France, Germany, Italy, Japan, the United Kingdom, or the United States, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)

•	Interest in a variable annuity product in which the underlying assets are held in a subaccount managed by Wellington Management

•	Shares of exchange-traded funds (ETFs)

•	Shares of closed-end funds

•	Options on securities

•	Securities futures

4

Web Resource: Wellington-Managed Fund List
An up-to-date list of funds managed by Wellington Management is available through the Code of Ethics System under Documents. Please note that any transactions in Wellington-Managed funds must comply with the funds' rules on short-term trading of fund shares.

•	Interest in private placement securities (other than Wellington Management Sponsored Products)

•	Shares of funds managed by Wellington Management (other than money market funds)

Please see Appendix A for a detailed summary of reporting requirements by security type.

For purposes of the Code of Ethics, these invest- ment accounts are referred to as reportable accounts. Examples of common account types include broker- age accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partner- ship, and accounts in which you have a joint owner- ship interest, such as a joint brokerage account.

Please contact the Code of Ethics Team for guidance if you hold any securities in physical certificate form.

Still Not Sure? Contact Us

If you are not sure if a particular account is required to be reported, contact the Code of Ethics Team by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Accounts Not Requiring Reporting

You do not need to report the following accounts  via the Code of Ethics System since the administra- tor will provide the Code of Ethics Team with access to relevant holdings and transaction information:

•	Accounts maintained within the Wellington Retirement and Pension Plan or similar firm- sponsored retirement or benefit plans identified by the Ethics Committee

•	Accounts maintained directly with Wellington Trust Company or other Wellington Management Sponsored Products

Although these accounts do not need to be reported, your investment activities in these accounts must comply with the standards of conduct embodied in our Code of Ethics.

Managed Account Exemptions

An account from which you or immediate family members could benefit financially, but over which neither you nor they have any investment discretion or influence (a managed account), may be exempted from the Code of Ethics’ personal investing re- quirements upon written request and approval. An example of a managed account would be a profes- sionally advised account about which you will not be consulted or have any input on specific transac- tions placed by the investment manager prior to their execution. To request a managed account exemption, you must complete a Managed Account Letter (available online via the Code of Ethics System) and return it the Code of Ethics Team.

[GRAPHIC OMITTED] Web Resource: Managed Account Letter
To request a managed account exemption, complete the Managed Account Letter available through the Code of Ethics System under Documents.

What Are the Reporting Responsibilities for All Personnel?

Initial and Annual Holdings Reports

You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter.

For initial holdings reports, holdings information must be current as of a date no more than 45 days prior to the date you became covered by the Code of Ethics. Please note that you cannot make personal trades until you have filed an initial holdings report via the  Code of Ethics System on the Intranet.

For subsequent annual reports, holdings informa- tion must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions.

5

[GRAPHIC OMITTED]
Non-volitional transactions include:

Investments made through automatic dividend reinvestment or rebalancing plans and stock purchase plan acquisitions

Transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, and stock dividends)

At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

Duplicate Statements and Trade Confirmations

For each of your reportable accounts, you are required to provide duplicate statements and dupli- cate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send state- ments and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 7.

[GRAPHIC OMITTED] Web Resource: How to File Reports on the Code of Ethics System
Required reports must be filed electronically via the Code of Ethics System. Please see the Code of Ethics System’s homepage for more details.

Quarterly Transactions Reports

You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non-volitional events) or provide information regarding all volitional transactions in covered investments.

What Are the Preclearance Responsibilities for All Personnel?

Preclearance of Publicly Traded Securities

You must receive clearance before buying or sell- ing stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting.

Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours.
If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request.

If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team.

Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short-term trad- ing, or the special rules for investment profession- als set out in our Code of Ethics.

6

[GRAPHIC OMITTED] Web Resource: How to File a Preclearance Request
Preclearance must be obtained using the Code of Ethics System. Once the necessary information is submitted, your preclearance request will be approved or denied within seconds.

Caution on Short Sales, Margin Transactions, and Options

You may engage in short sales and margin transac- tions and may purchase or sell options provided you receive preclearance and meet all other applica- ble requirements under our Code of Ethics (includ- ing the additional rules for investment professionals described on page 8). Please note, however, that these types of transactions can have unintended consequences. For example, any sale by your broker to cover a margin call or to buy in a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expi- ration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code.

Preclearance of Private Placement Securities

You cannot invest in securities offered to poten-  tial investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether:

•	an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering), and

•	you are being offered the opportunity due to your employment at or association with Wellington Management.

If you have questions regarding whether an invest- ment would be deemed a private placement security under the Code, please refer to the FAQs about private placements available on the Code of Ethics System, or contact the Code of Ethics Team.

To request approval, you must submit a Private Placement Approval Form (available online via the Code of Ethics System) to the Code of Ethics Team. Investments in our own privately offered investment vehicles (our Sponsored Products), including collec- tive investment funds and common trust funds maintained by Wellington Trust Company, na, our hedge funds, and our non-US domiciled funds (Wellington Management Portfolios), have been approved under the Code and therefore do not require the submission of a Private Placement Approval Form.

[GRAPHIC OMITTED] Web Resource: Private Placement Approval Form
To request approval for a private placement, complete the Private Placement Approval Form available through the Code of Ethics System under Documents.

Requests for Exceptions to Preclearance Denial, Other Trading Restrictions, and Certain Reporting Requirements

The Chief Compliance Officer may grant an excep- tion from preclearance, other trading restrictions, and certain reporting requirements on a case-by- case basis if it is determined that the proposed con- duct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. If you wish to seek an exception to these restrictions, you must submit a written request to  the Code of Ethics Team describing the nature of the exception and the reason(s) it is being sought.

7

What Are the Additional Personal Trading Requirements for Investment Professionals?

If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio managers, backup portfolio managers, investment team members), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required   to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients’ interests first whenever you transact in securities that are also held in client accounts you manage.

The following provisions of the code are intended to allow investment professionals to make long-term investments in securities. However, you may not be able to sell personal investments for extended periods of time and therefore should consider the liquidity, tax planning, market, and similar risks associated with making personal investments in securities of an issuer that are or may be held in client accounts.

•
Investment Professional Blackout Periods – You cannot buy or sell a security for a period of seven calendar days before or after  any transaction in the same issuer by a client account for which you serve as an investment professional. Effective 1 September 2013, you cannot buy or sell a security for a period of 14 calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. In addition, effective 1 September 2014, you may not sell personal holdings in a security of the same issuer that is held by a client account for which you serve as  an investment professional until the later of the following periods: (i) one calendar year from the date of your last purchase and (ii) 90 calendar days after all of your client accounts liquidate all holdings of the same issuer.

If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your per- sonal account, you should take care to avoid transactions in those securities in your personal account in the days leadingup to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior seven (or 14) days should never prevent you from buying or selling a security in a client account if the trade would be in the client’s best interest. If you find yourself in that sit- uation and need to buy or sell a security in a client account within the seven (or 14) calendar days following your personal transaction in a security of the same issuer, you should notify the Code of Ethics Team (by email at #Code of Ethics Team or through the Code of Ethics Hotline, 617-790-8330 [x68330]) or your local compliance officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it.

•
Short Sales by an Investment Professional – An investment professional may not person- ally take a short position in a security of an issuer in which he or she holds a long posi- tion in a client account.

8

Gifts and Entertainment

Our guiding principle of “client, firm, self” also governs the receipt of gifts and entertainment from clients, consultants, brokers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients’ interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements:

Accepting Gifts – You may only accept gifts of nominal value, which include promotional items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent. You may not accept a gift of cash, including a cash equivalent such as a gift certificate or a security, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances.

Accepting Entertainment Opportunities – The firm recognizes that participation in entertainment op- portunities with representatives from organizations with which the firm does business, such as consul- tants, brokers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertain- ment opportunities should be infrequent, and you may participate only if:

1

a representative of the hosting organization is present,

2

the primary purpose of the event is to discuss business or to build a business relationship,

and

3

the opportunity meets the additional requirements below.

Lodging and Air Travel – You may not accept a gift of lodging or air travel in connection with any entertain- ment opportunity. If you participate in an entertain- ment opportunity for which lodging or air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Man- agement’s travel manager.

Additional Reimbursement Requirements – You must receive prior approval from your business manager and reimburse the host for the full face value of any entertainment ticket(s) if:

•	the entertainment opportunity requires a ticket with a face value of more than US$200 or the local equivalent, or is a high-profile event (e.g., a major sporting event),

•	you wish to accept more than one ticket, or

•	the host has invited numerous Wellington Management representatives.

Business managers must clear their own participa- tion under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee.

Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present. Whenever possible, you should arrange for any required reimbursement prior to attending an entertainment event.

Soliciting Gifts, Entertainment Opportunities, or Contributions – In your capacity as a partner or employee of the firm, you may not solicit gifts, entertainment opportunities, or charitable or politi- cal contributions for yourself, or on behalf of clients, prospects, or others, from brokers, vendors, clients, or consultants with whom the firm conducts business or from companies in which the firm may invest.

Sourcing Entertainment Opportunities – You may  not request tickets to entertainment events from the firm’s Trading department or any other Wellington Management department, partner, or employee, nor from any broker, vendor, company in which we may invest, or other organization with which the firm conducts business.

9

Outside Activities

While the firm recognizes that you may engage in busi- ness or charitable activities in your personal time, you must take steps to avoid conflicts of interest between your private interests and our clients’ interests. As a result, all significant outside business or charitable activities (e.g., directorships or officerships) must be approved by your business manager and by the Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee prior to the acceptance of such a position (or if you are new, upon joining the firm). Approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Directorships in public companies (or compa- nies reasonably expected to become public companies) will generally not be authorized, while service with charitable organizations generally will be permitted.

Officers of the firm can only seek additional employ- ment outside of Wellington Management with the prior written approval of the Human Resources department. All new employees are required to disclose any outside employment to the Human Resources department upon joining the firm.

Client Confidentiality

Any nonpublic information concerning our clients that you acquire in connection with your employ- ment at the firm is confidential. This includes information regarding actual or contemplated investment decisions, portfolio composition, research recommen- dations, and client interests. You should not discuss client business, including the existence of a client relationship, with outsiders unless it is a necessary part of your job responsibilities.

How We Enforce Our Code of Ethics

Legal and Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Legal and Compliance will periodically request certifications and review holdings and transac- tion reports for potential violations. They may also request additional information or reports.

It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

Potential violations of the Code of Ethics will be investigated and considered by representatives of Legal and Compliance and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including:

•	a warning

•	referral to your business manager, senior manage- ment, and/or the Managing Partners

•	reversal of a trade or the return of a gift

•	disgorgement of profits or of the value of a gift

•	a limitation or restriction on personal investing

•	a fine

•	termination of employment

•	referral to civil or criminal authorities

If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the manager of the Code of Ethics Team.

Closing

As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for our- selves. Our Code of Ethics embodies that commit- ment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember “client, firm, self” is our most fundamental guiding principle.

10

Appendix A – Part 1

No Preclearance or Reporting Required:
Open-end investment funds not managed by Wellington Management1
Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management
Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom
Cash
Money market instruments or other short-term debt instruments rated P-1 or P-2, A-1 or A-2, or their equivalents2
Bankers’ acceptances, CDs, commercial paper
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Securities futures and options on direct obligations of the US govern- ment or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives
Options, forwards, and futures on commodities and foreign exchange, and associated derivatives
Transactions in approved managed accounts
Reporting of Securities Transactions Required (no need to preclear and not subject to the 60-day holding period):
Open-end investment funds managed by Wellington Management1 (other than money market funds)
Interests in a variable annuity or insurance product in which the underly- ing assets are held in a fund managed by Wellington Management
Futures and options on securities indices
ETFs listed in Appendix A – Part 2 and derivatives on these securities
Gifts of securities to you or a reportable account
Gifts of securities from you or a reportable account
Non-volitional transactions (splits, tender offers, mergers, stock divi- dends, dividend reinvestments, etc.)

Preclearance and Reporting of Securities Transactions Required:
Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)

Stock (common and preferred) or other equity securities, including any security convertible into equity securities
Closed-end funds
ETFs not listed in Appendix A – Part 2
American Depositary Receipts
Options on securities (but not their non-volitional exercise or expiration)
Warrants
Rights
Unit investment trusts
Preclearance and Reporting of Securities Transactions Required:
Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)

Stock (common and preferred) or other equity securities, including any security convertible into equity securities
Closed-end funds
ETFs not listed in Appendix A – Part 2
American Depositary Receipts
Options on securities (but not their non-volitional exercise or expiration)
Warrants
Rights
Unit investment trusts

Prohibited Investments and Activities:
Initial public offerings (IPOs) of any securities
HOLDRS (HOLding Company Depositary ReceiptS)
Single-stock futures
Options expiring within 60 days of purchase
Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation

Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting
Securities on the firmwide restricted list
Profiting from any short-term (i.e., within 60 days) trading activity
Securities of broker/dealers or their affiliates with which the firm conducts business
Securities of any securities market or exchange on which the firm trades
Using a derivative instrument to circumvent the requirements of the Code of Ethics
Prohibited Investments and Activities:
Initial public offerings (IPOs) of any securities
HOLDRS (HOLding Company Depositary ReceiptS)
Single-stock futures
Options expiring within 60 days of purchase
Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation

Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting
Securities on the firmwide restricted list
Profiting from any short-term (i.e., within 60 days) trading activity
Securities of broker/dealers or their affiliates with which the firm conducts business
Securities of any securities market or exchange on which the firm trades
Using a derivative instrument to circumvent the requirements of the Code of Ethics

This appendix is current as of October 1, 2008, and may be amended at the discretion of the Ethics Committee.

1 A list of funds advised or subadvised by Wellington Management (“Wellington-Managed Funds”) is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund.
2 If the instrument is unrated, it must be of equivalent duration and comparable quality.

11

Appendix A – Part 2                                                                                      Wellington Management

Appendix A – Part 2

ETFs Approved for Personal Trading Without Preclearance (but Requiring Reporting)

Country in category title indicates location of listing exchange.

TICKER NAME
United States: Equity
AAXJ	ISHARES MSCI ALL COUNTRY ASIA
ACWI	ISHARES MSCI ACWI INDEX FUND
BRF	MARKET VECTORS BRAZIL SMALL-CA
DIA	SPDR DJIA TRUST ETF
DVY	ISHARES DOW JONES SELECT DIVID
ECH	ISHARES MSCI CHILE INVESTABLE
EEB	GUGGENHEIM BRIC ETF
EEM	ISHARES MSCI EMERGING MARKETS
EFA	ISHARES MSCI EAFE INDEX FUND
EFG	ISHARES MSCI EAFE GROWTH INDEX
EFV	ISHARES MSCI EAFE VALUE INDEX
EPI	WISDOMTREE INDIA EARNINGS FUND
EPP	ISHARES MSCI PAC EX-JAPAN FD
EWA	ISHARES MSCI AUSTRALIA INDEX F
EWC	ISHARES MSCI CANADA INDEX FUND
EWG	ISHARES MSCI GERMANY INDEX FD
EWH	ISHARES MSCI HONG KONG IDX FD
EWJ	ISHARES MSCI JAPAN IDX FD
EWM	ISHARES MSCI MALAYSIA IDX FUND
EWS	ISHARES MSCI SINGAPORE INDEX F
EWT	ISHARES MSCI TAIWAN INDEX FUND
EWU	ISHARES MSCI UK INDEX FUND
EWY	ISHARES MSCI SOUTH KOREA INDEX
EZU	ISHARES MSCI EMU INDEX FUND
FXI	ISHARES FTSE CHINA 25 INDEX
GDX	MARKET VECTORS GOLD MINERS
GDXJ	MARKET VECTORS JUNIOR GOLD MIN
IBB	ISHARES BIOTECH INDEX FUND
ICF	ISHARES COHEN & STEERS REALTY
IEV	ISHARES S&P EUROPE 350 INX FD
IGE	ISHARES S&P GSSI NAT RES IDX
IJH	ISHARES S&P MIDCAP 400 IDX FD
IJJ	ISHARES S&P MIDCAP 400/VALUE
IJK	ISHARES SP MCAP 400/BARRA GTH
IJR	ISHARES SP SMALLCAP 600 IDX FD
IJS	ISHARES S&P SMALLCAP 600/BARRA
IJT	ISHARES SP SMCAP 600/BARRA GTH
ILF	ISHARES S&P LATIN AMER 40 IDX
INP	IPATH MSCI INDIA INDEX ETN
IOO	ISHARES S&P GLOBAL 100 INDEX F
IVE	ISHARES SP 500/BARRA VALUE
IVV	ISHARES S&P 500 INDEX FUND
IVW	ISHARES S&P 500/BARRA GRTH IDX
IWB	ISHARES RUSSELL 1000 INDEX
IWD	ISHARES RUSSELL 1000 VALUE IND
IWF	ISHARES RUSSELL 1000 GROWTH
IWM	ISHARES RUSSELL 2000 INDEX
IWN	ISHARES RUSSELL 2000 VALUE
IWO	ISHARES RUSSELL 2000 GROWTH
IWP	ISHARES RUSSELL MIDCAP GROWTH
IWR	ISHARES RUSSELL MIDCAP INDEX F
IWS	ISHARES RUSSELL MIDCAP VALUE I
IWV	ISHARES RUSSELL 3000 INDEX
IXC	ISHARES S&P GLOBAL ENERGY SECT
IYR	ISHARES DOW JONES US RE IDX
IYW	ISHARES DJ US TECH SECTOR IDX
MDY	SPDR S&P MIDCAP 400 ETF TRUST
MOO	MARKET VECTORS-AGRI
OEF	ISHARES S&P 100 INDEX FUND
PBW	POWERSHARES WILDERHILL CLEAN E
PFF	ISHARES S&P US PREFERRED STOCK
PGX	POWERSHARES PREFERRED PORTFOLI
PHO	POWERSHARES GLOBAL WATER PORTF
QID	PROSHARES ULTRASHORT QQQ
QLD	PROSHARES ULTRA QQQ
QQQ	POWERSHARES QQQTRUST
RSP	RYDEX S&P EQUAL WEIGHT

This appendix is current as of October 1, 2008, and may be amended at the discretion of the Ethics Committee.

TICKER	NAME
RSX	MARKET VECTORS RUSSIA ETF
RWM	PROSHARES SHORT RUSS
RWR	SPDR DOW JONES REIT ETF
RWX	SPDR DJ INTL REAL ESTATE
SCZ	ISHARES MSCI EAFE SMALL CAP IN
SDS	PROSHARES ULTRASHORT S&P500
SDY	SPDR DIVIDEND ETF
SH	PROSHARES SHORT S&P500
SKF	PROSHARES ULTRASHORT FINANCIAL
SPY	SPDR S&P 500 ETF TRUST
SRS	PROSHARES ULTRASHORT REAL ESTA
SSO	PROSHARES ULTRA S&P500
TWM	PROSHARES ULTRASHORT RUSS2000
UWM	PROSHARES ULTRA RUSSELL
UYG	PROSHARES ULTRA FINANCIALS
VB	VANGUARD SMALL-CAP VIPERS
VBK	VANGUARD SMALL-CAP GROWTH VIPE
VBR	VANGUARD SMALL-CAP VALUE VIPER
VEA	VANGUARD MSCI EAFE ETF
VEU	VANGUARD FTSE ALL-WORLD EX-US
VGK	VANGUARD MSCI EURO ETF
VIG	VANGUARD DIVIDEND APPRECIATION
VNQ	VANGUARD REIT VIPERS
VO	VANGUARD MID-CAP VIPERS
VPL	VANGUARD MSCI PACIFIC ETF
VTI	VANGUARD TOTAL STOCK MARKET
VTV	VANGUARD VALUE VIPERS
VUG	VANGUARD GROWTH VIPERS
VV	VANGUARD LARGE-CAP VIPERS
VWO	VANGUARD MSCI EM MAR
VXX	IPATH S&P 500 VIX
XLB	MATERIALS SEL SECTOR SPDR FUND
XLE	ENERGY SELECT SECTOR SPDR FUND
XLF	FINANCIAL SEL SECTOR SPDR FD
XLI	INDUSTRIAL SELECT SECTOR SPDR
XLK	TECHNOLOGY SELECT SECTOR SPDR
XLP	CONSUMER STAPLES SELECT SPDR
XLU	UTILITIES SELECT SECTOR SPDR
XLV	HEALTH CARE SELECT SECTOR SPDR
XLY	CONSUMER DISCRETIONARY SPDR
XME	SPDR S&P METALS & MINING ETF
XOP	SPDR S&P OIL & GAS EXPL AND PROD
United States: Fixed Income
AGG	ISHARES BARCLAYS AGGREGATE
BIV	VANGUARD INTERMEDIATE-TERM BON
BND	VANGUARD TOTAL BOND MARKET
BOND	PIMCO TOTAL RETURN BOND ETF
BSV	VANGUARD SHORT-TERM BOND ETF
BWX	SPDR BARCLAYS INT TREA BND ETF
BZF	WISDOMTREE DREYFUS BRAZILIAN REAL FUND
CYB	WISDOMTREE DREYFUS CHINESE YUA
ELD	WISDOMTREE EMERGING MARKETS LO
EMB	JPM EMERGING MARKETS BOND ETF
HYG	ISHARES IBOXX $ HIGH YIELD COR
IEF	ISHARES BARCLAYS 7-10 YEAR
IEI	ISHARES BARCLAYS 3-7 YEAR TREA
JNK	SPDR BARCLAYS HIGH YIELD BOND
LQD	ISHARES IBOXX INVESTMENT GRADE
MBB	ISHARES MBS BOND FUND
MUB	ISHARES S&P NATIONAL MUNICIPAL
PCY	POWERSHARES EM MAR SOV DE PT
PST	PROSHARES ULTRASHORT LEH 7
SHY	ISHARES BARCLAYS 1-3 YEAR TREA
TBF	PROSHARES SHORT 20+ TREASURY
TBT	PROSHARES ULTRASHORT LEHMAN
TIP	ISHARES BARCLAYS TIPS BOND FUN
TLT	ISHARES BARCLAYS 20+ YEAR TREA
TICKER	NAME
RSX	MARKET VECTORS RUSSIA ETF
RWM	PROSHARES SHORT RUSS
RWR	SPDR DOW JONES REIT ETF
RWX	SPDR DJ INTL REAL ESTATE
SCZ	ISHARES MSCI EAFE SMALL CAP IN
SDS	PROSHARES ULTRASHORT S&P500
SDY	SPDR DIVIDEND ETF
SH	PROSHARES SHORT S&P500
SKF	PROSHARES ULTRASHORT FINANCIAL
SPY	SPDR S&P 500 ETF TRUST
SRS	PROSHARES ULTRASHORT REAL ESTA
SSO	PROSHARES ULTRA S&P500
TWM	PROSHARES ULTRASHORT RUSS2000
UWM	PROSHARES ULTRA RUSSELL
UYG	PROSHARES ULTRA FINANCIALS
VB	VANGUARD SMALL-CAP VIPERS
VBK	VANGUARD SMALL-CAP GROWTH VIPE
VBR	VANGUARD SMALL-CAP VALUE VIPER
VEA	VANGUARD MSCI EAFE ETF
VEU	VANGUARD FTSE ALL-WORLD EX-US
VGK	VANGUARD MSCI EURO ETF
VIG	VANGUARD DIVIDEND APPRECIATION
VNQ	VANGUARD REIT VIPERS
VO	VANGUARD MID-CAP VIPERS
VPL	VANGUARD MSCI PACIFIC ETF
VTI	VANGUARD TOTAL STOCK MARKET
VTV	VANGUARD VALUE VIPERS
VUG	VANGUARD GROWTH VIPERS
VV	VANGUARD LARGE-CAP VIPERS
VWO	VANGUARD MSCI EM MAR
VXX	IPATH S&P 500 VIX
XLB	MATERIALS SEL SECTOR SPDR FUND
XLE	ENERGY SELECT SECTOR SPDR FUND
XLF	FINANCIAL SEL SECTOR SPDR FD
XLI	INDUSTRIAL SELECT SECTOR SPDR
XLK	TECHNOLOGY SELECT SECTOR SPDR
XLP	CONSUMER STAPLES SELECT SPDR
XLU	UTILITIES SELECT SECTOR SPDR
XLV	HEALTH CARE SELECT SECTOR SPDR
XLY	CONSUMER DISCRETIONARY SPDR
XME	SPDR S&P METALS & MINING ETF
XOP	SPDR S&P OIL & GAS EXPL AND PROD
United States: Fixed Income
AGG	ISHARES BARCLAYS AGGREGATE
BIV	VANGUARD INTERMEDIATE-TERM BON
BND	VANGUARD TOTAL BOND MARKET
BOND	PIMCO TOTAL RETURN BOND ETF
BSV	VANGUARD SHORT-TERM BOND ETF
BWX	SPDR BARCLAYS INT TREA BND ETF
BZF	WISDOMTREE DREYFUS BRAZILIAN REAL FUND
CYB	WISDOMTREE DREYFUS CHINESE YUA
ELD	WISDOMTREE EMERGING MARKETS LO
EMB	JPM EMERGING MARKETS BOND ETF
HYG	ISHARES IBOXX $ HIGH YIELD COR
IEF	ISHARES BARCLAYS 7-10 YEAR
IEI	ISHARES BARCLAYS 3-7 YEAR TREA
JNK	SPDR BARCLAYS HIGH YIELD BOND
LQD	ISHARES IBOXX INVESTMENT GRADE
MBB	ISHARES MBS BOND FUND
MUB	ISHARES S&P NATIONAL MUNICIPAL
PCY	POWERSHARES EM MAR SOV DE PT
PST	PROSHARES ULTRASHORT LEH 7
SHY	ISHARES BARCLAYS 1-3 YEAR TREA
TBF	PROSHARES SHORT 20+ TREASURY
TBT	PROSHARES ULTRASHORT LEHMAN
TIP	ISHARES BARCLAYS TIPS BOND FUN
TLT	ISHARES BARCLAYS 20+ YEAR TREA

TICKER	NAME
VCSH	VANGUARD SHORT-TERM CORPORATE
United States: Commodity Trusts and ETNs
AMJ	JPMORGAN ALERIAN MLP INDEX ETN
CORN	CORN ETF
COW	IPATH DJ-UBS LIVESTOCK SUBINDX
DBA	POWERSHARES DB AGRICULTURE FND
DBB	POWERSHARES DB BASE METALS FUN
DBC	DB COMMODITY INDEX TRACKING FU
DBE	POWERSHARES DB ENERGY FUND
DBO	POWERSHARES DB OIL FUND
DBP	POWERSHARES DB PRECIOUS METALS
DGZ	POWERSHARES DB GOLD SHORT ETN
DJP	IPATH DJ-UBS COMMIDTY
DNO	UNITED STATES SHORT OIL FUND L
GAZ	IPATH DJ-UBS NAT GAS SUBINDEX
GLD	SPDR GOLD SHARES
GLL	PROSHARES ULTRASHORT GOLD
GSG	ISHARES S&P GSCI COMMODITY IND
JJA	IPATH DJ-UBS AGRICULTURE SUBIN
JJC	IPATH DJ-UBS COPPER SUBINDEX
JJE	IPATH DJ-UBS ENERGY SUBINDEX
JJG	IPATH DJ-UBS GRAINS SUBINDEX
JJM	IPATH DJ-UBS INDUSTRIAL METALS
JJN	IPATH DJ-UBS NICKEL SUBINDEX
JJS	IPATH DJ-UBS SOFTS SUBINDEX
JJU	IPATH DJ-UBS ALUMINUM SUBINDEX
SGG	IPATH DJ-UBS SUGAR SUBINDEX TR
SLV	ISHARES SILVER TRUST
UCO	PROSHARES ULTRA DJ-UBS CRUDE
UGA	UNITED STATES GASOLINE FUND LP
UGL	PROSHARES ULTRA GOLD
UHN	UNITED STATES HEATING OIL LP
UNG	UNITED STATES NATL GAS FUND LP
USO	UNITED STATES OIL FUND LP
ZSL	PROSHARES ULTRASHORT SILVER
United States: Currency Trusts
DBV	POWERSHARES DB G10 CURRENCY HA
EUO	PROSHARES ULTRASHORT EURO
FXA	CURRENCYSHARES AUD TRUST
FXB	CURRENCYSHARES GBP STERL TRUST
FXC	CURRENCYSHARES CAD
FXE	CURRENCYSHARES EURO TRUST
FXF	CURRENCYSHARES SWISS FRANC
FXM	CURRENCYSHARES MEXICAN PESO
FXS	CURRENCYSHARES SWEDISH KRONA
FXY	CURRENCYSHARES JPY TRUST
UDN	POWERSHARES DB US DOLLAR IND
UUP	POWERSHARES DB US DOL IND BU
YCS	PROSHARES ULTRASHORT YEN
Australia: Equity
STW.AX SPDR S&P/ASX 200 FUND
England: Equity
EUN LN	ISHARES STOXX EUROPE 50
IEEM LN	ISHARES MSCI EMERGING MARKETS
FXC LN	ISHARES FTSE CHINA25
IJPN LN	ISHARES MSCI JAPAN FUND
ISF LN	ISHARES PLC- ISHARES FTSE 100
IUSA LN	ISHARES S&P 500 INDEX FUND
IWRD LN	ISHARES MSCI WORLD
England Fixed Income
IEBC LN ISHARES BARCLAYS CAPITAL EURO
Hong Kong: Equity
2800 HK	TRACKER FD OF HONG KONG
2823 HK	ISHARES FTSE/ XINHUA A50 CHINA
2827 HK	BOCI-PRUDENTIAL - W.I.S.E. - C
2828 HK	HANG SENG INVESTMENT INDEX FUN
2833 HK	HANG SENG INVESTMENT INDEX FD
TICKER	NAME
VCSH	VANGUARD SHORT-TERM CORPORATE
United States: Commodity Trusts and ETNs
AMJ	JPMORGAN ALERIAN MLP INDEX ETN
CORN	CORN ETF
COW	IPATH DJ-UBS LIVESTOCK SUBINDX
DBA	POWERSHARES DB AGRICULTURE FND
DBB	POWERSHARES DB BASE METALS FUN
DBC	DB COMMODITY INDEX TRACKING FU
DBE	POWERSHARES DB ENERGY FUND
DBO	POWERSHARES DB OIL FUND
DBP	POWERSHARES DB PRECIOUS METALS
DGZ	POWERSHARES DB GOLD SHORT ETN
DJP	IPATH DJ-UBS COMMIDTY
DNO	UNITED STATES SHORT OIL FUND L
GAZ	IPATH DJ-UBS NAT GAS SUBINDEX
GLD	SPDR GOLD SHARES
GLL	PROSHARES ULTRASHORT GOLD
GSG	ISHARES S&P GSCI COMMODITY IND
JJA	IPATH DJ-UBS AGRICULTURE SUBIN
JJC	IPATH DJ-UBS COPPER SUBINDEX
JJE	IPATH DJ-UBS ENERGY SUBINDEX
JJG	IPATH DJ-UBS GRAINS SUBINDEX
JJM	IPATH DJ-UBS INDUSTRIAL METALS
JJN	IPATH DJ-UBS NICKEL SUBINDEX
JJS	IPATH DJ-UBS SOFTS SUBINDEX
JJU	IPATH DJ-UBS ALUMINUM SUBINDEX
SGG	IPATH DJ-UBS SUGAR SUBINDEX TR
SLV	ISHARES SILVER TRUST
UCO	PROSHARES ULTRA DJ-UBS CRUDE
UGA	UNITED STATES GASOLINE FUND LP
UGL	PROSHARES ULTRA GOLD
UHN	UNITED STATES HEATING OIL LP
UNG	UNITED STATES NATL GAS FUND LP
USO	UNITED STATES OIL FUND LP
ZSL	PROSHARES ULTRASHORT SILVER
United States: Currency Trusts
DBV	POWERSHARES DB G10 CURRENCY HA
EUO	PROSHARES ULTRASHORT EURO
FXA	CURRENCYSHARES AUD TRUST
FXB	CURRENCYSHARES GBP STERL TRUST
FXC	CURRENCYSHARES CAD
FXE	CURRENCYSHARES EURO TRUST
FXF	CURRENCYSHARES SWISS FRANC
FXM	CURRENCYSHARES MEXICAN PESO
FXS	CURRENCYSHARES SWEDISH KRONA
FXY	CURRENCYSHARES JPY TRUST
UDN	POWERSHARES DB US DOLLAR IND
UUP	POWERSHARES DB US DOL IND BU
YCS	PROSHARES ULTRASHORT YEN
Australia: Equity
STW.AX SPDR S&P/ASX 200 FUND
England: Equity
EUN LN	ISHARES STOXX EUROPE 50
IEEM LN	ISHARES MSCI EMERGING MARKETS
FXC LN	ISHARES FTSE CHINA25
IJPN LN	ISHARES MSCI JAPAN FUND
ISF LN	ISHARES PLC- ISHARES FTSE 100
IUSA LN	ISHARES S&P 500 INDEX FUND
IWRD LN	ISHARES MSCI WORLD
England Fixed Income
IEBC LN ISHARES BARCLAYS CAPITAL EURO
Hong Kong: Equity
2800 HK	TRACKER FD OF HONG KONG
2823 HK	ISHARES FTSE/ XINHUA A50 CHINA
2827 HK	BOCI-PRUDENTIAL - W.I.S.E. - C
2828 HK	HANG SENG INVESTMENT INDEX FUN
2833 HK	HANG SENG INVESTMENT INDEX FD

This appendix is current as of October 22, 2012, and may be amended at the discretion of the Ethics Committee.

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